    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 7, 2004

                                                      REGISTRATION NO. 333-51932
                                                                    333-51932-01
                                                                    333-51932-02
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 POST EFFECTIVE
                                 AMENDMENT NO. 3
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           -------------------------


  CMS ENERGY CORPORATION                          CMS ENERGY TRUST IV                           CMS ENERGY TRUST V
(EXACT NAME OF REGISTRANT                     (EXACT NAME OF REGISTRANT                     (EXACT NAME OF REGISTRANT
AS SPECIFIED IN ITS CHARTER)                 AS SPECIFIED IN ITS CHARTER)                  AS SPECIFIED IN ITS CHARTER)


           MICHIGAN                                    DELAWARE                                       DELAWARE
(STATE OR OTHER JURISDICTION OF             (STATE OR OTHER JURISDICTION OF              (STATE OR OTHER JURISDICTION OF
INCORPORATION OR ORGANIZATION)              INCORPORATION OR ORGANIZATION)                INCORPORATION OR ORGANIZATION)


             38-2726431                             TO BE APPLIED FOR                              TO BE APPLIED FOR
(I.R.S. EMPLOYER IDENTIFICATION NO.)     (I.R.S. EMPLOYER IDENTIFICATION NO.)       (I.R.S. EMPLOYER IDENTIFICATION NO. 38-6776930)

           ONE ENERGY PLAZA                       ONE ENERGY SOUTH                              ONE ENERGY PLAZA
        JACKSON, MICHIGAN 49201                JACKSON, MICHIGAN 49201                         JACKSON, MICHIGAN 49201
            (517) 788-0351                        (517) 788-0351                                    (517) 788-0351
  (ADDRESS, INCLUDING ZIP CODE, AND      (ADDRESS, INCLUDING ZIP CODE, AND                (ADDRESS, INCLUDING ZIP CODE, AND
TELEPHONE NUMBER, INCLUDING AREA CODE,   TELEPHONE NUMBER, INCLUDING AREA CODE,        TELEPHONE NUMBER, INCLUDING AREA CODE,
  OF REGISTRANT'S PRINCIPAL OFFICES)      OF REGISTRANT'S PRINCIPAL OFFICES)               OF REGISTRANT'S PRINCIPAL OFFICES)


            THOMAS J. WEBB                          THOMAS J. WEBB                                    THOMAS J. WEBB
       EXECUTIVE VICE PRESIDENT,               EXECUTIVE VICE PRESIDENT,                       EXECUTIVE VICE PRESIDENT,
        CHIEF FINANCIAL OFFICER                 CHIEF FINANCIAL OFFICER                         CHIEF FINANCIAL OFFICER
        CMS ENERGY CORPORATION                  CMS ENERGY CORPORATION                          CMS ENERGY CORPORATION
           ONE ENERGY PLAZA                         ONE ENERGY PLAZA                                ONE ENERGY PLAZA
        JACKSON, MICHIGAN 49201                 JACKSON, MICHIGAN 49201                         JACKSON, MICHIGAN 49201
            (517) 788-0351                         (517) 788-0351                                     (517) 788-0351
    (NAME, ADDRESS, INCLUDING ZIP CODE,     (NAME, ADDRESS, INCLUDING ZIP CODE,            (NAME, ADDRESS, INCLUDING ZIP CODE,
   AND TELEPHONE NUMBER, INCLUDING AREA     AND TELEPHONE NUMBER, INCLUDING AREA           AND TELEPHONE NUMBER, INCLUDING AREA
       CODE, OF AGENT FOR SERVICE)             CODE, OF AGENT FOR SERVICE)                     CODE, OF AGENT FOR SERVICE)


                           -------------------------

     It is respectfully requested that the Commission send copies of all notices, orders and communications to:

                            ROBERT C. SHROSBREE, ESQ.
                            ASSISTANT GENERAL COUNSEL
                             CMS ENERGY CORPORATION
                                ONE ENERGY PLAZA
                             JACKSON, MICHIGAN 49201
                                 (517) 788-0351

                           -------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

THIS POST-EFFECTIVE AMENDMENT TO THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(C) OF THE SECURITIES ACT OF 1933 OR ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(C), MAY DETERMINE.

================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 Subject to completion, dated September 7, 2004


                             CMS ENERGY CORPORATION

                             CMS ENERGY COMMON STOCK
                                SENIOR DEBENTURES
                             SUBORDINATED DEBENTURES
                            STOCK PURCHASE CONTRACTS
                              STOCK PURCHASE UNITS
                                   GUARANTEES
                                       AND
                               CMS ENERGY TRUST IV
                               CMS ENERGY TRUST V
                           TRUST PREFERRED SECURITIES
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                             CMS ENERGY CORPORATION

                         OFFERING PRICE: $2,000,000,000


                           --------------------------

                        We may offer, from time to time:

     -    shares of CMS Energy Common Stock,

     - unsecured senior or subordinated debt securities consisting of debentures, convertible debentures, notes and other unsecured evidence of indebtedness,

     -    stock purchase contracts to purchase CMS Energy Common Stock,

     - stock purchase units, each representing ownership of a stock purchase contract and unsecured senior or subordinated debt securities or trust preferred securities or debt obligations of third parties, including U.S. Treasury Securities, securing the holder's obligation to purchase the CMS Energy Common Stock under the stock purchase contract, or any combination of the above, and

     - guarantees of CMS Energy with respect to Trust Preferred Securities of CMS Energy Trusts IV and V.

For each type of security listed above, the amount, price and terms will be determined at or prior to the time of sale.

CMS Energy Trust IV and CMS Energy Trust V, which are Delaware business trusts, may offer trust preferred securities. The trust preferred securities represent preferred undivided beneficial interests in the assets of CMS Energy Trust IV and CMS Energy Trust V in amounts, at prices and on terms to be determined at or prior to the time of sale.

We will provide the specific terms of these securities in an accompanying prospectus supplement or supplements. You should read this prospectus and the accompanying prospectus supplement or supplements carefully before you invest.

          THESE SECURITIES INVOLVE RISK. SEE "RISK FACTORS" ON PAGE 5.

CMS Energy Common Stock is traded on the New York Stock Exchange under the symbol "CMS". CMS Energy Common Stock sold pursuant to a prospectus supplement or supplements accompanying this prospectus will also be listed for trading on the New York Stock Exchange, subject to official notice of issuance.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We intend to sell these securities through underwriters, dealers, agents or directly to a limited number of purchasers. The names of, and any securities to be purchased by or through, these parties, the compensation of these parties and other special terms in connection with the offering and sale of these securities will be provided in the related prospectus supplement or supplements.

This prospectus may not be used to consummate sales of any of these securities unless accompanied by a prospectus supplement.

The date of this prospectus is September 7, 2004.

    NO PERSON IS AUTHORIZED IN CONNECTION WITH THE OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT, AND ANY INFORMATION OR REPRESENTATION NOT CONTAINED OR INCORPORATED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CMS ENERGY OR ANY UNDERWRITER, DEALER OR AGENT. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH THEY RELATE OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED OR INCORPORATED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                                TABLE OF CONTENTS

                                                                                                         PAGE
                                                                                                         ----
Summary ...................................................................................................2
Where to Find Information .................................................................................2
CMS Energy Corporation ....................................................................................4
CMS Energy Trusts .........................................................................................4
Risk Factors ..............................................................................................5
Use of Proceeds ...........................................................................................5
Ratio of Earnings to Fixed Changes and Ratio of Earnings to Fixed Changes
    and Preferred Stock Dividends .........................................................................6
Description of Securities .................................................................................7
Effect of Obligations Under the Debt Securities and Guarantees............................................23
Plan of Distribution .....................................................................................26
Legal Opinions ...........................................................................................29
Experts ..................................................................................................29

                                     SUMMARY

    This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of securities described in this prospectus in one or more offerings, up to a total dollar amount of $2,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading "Where To Find More Information."

                         WHERE TO FIND MORE INFORMATION

    We file reports, proxy statements and other information with the SEC under File No. 1-9513. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street N.W., Room 1024, Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005. You can find additional information about us, including our Annual Report on Form 10-K/A for the year ended December 31, 2003 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004 and June 30, 2004, on our Web site at http://www.cmsenergy.com. The information on this Web site is not a part of this prospectus.

    We have securities listed on the New York Stock Exchange. You can inspect and copy reports and other information about us at the NYSE's offices at 20 Broad Street, New York, New York 10005.

    We have not included separate financial statements of the Trusts. We and the Trusts do not consider that such financial statements would be material to holders of Trust Preferred Securities because each Trust is a newly organized special purpose entity, has no operating history and no independent operations. The Trusts are not currently involved in and don't anticipate being involved in any activity other than as described under "CMS Energy Trusts". Further, we believe that financial statements of the Trusts are not material to the holders of the Trust Preferred Securities since we will guarantee the Trust Preferred Securities. Holders of the Trust Preferred Securities, with respect to the payment of distributions and amounts upon liquidation, dissolution and winding-up, are at least in the same position vis-a-vis the assets of CMS Energy Corporation ("CMS Energy") as a preferred stockholder of CMS Energy. We beneficially own all of the undivided beneficial interests in the assets of the Trusts (other than the beneficial interests represented by the Trust Preferred Securities). See "CMS Energy Trusts," "Description of Securities -- Trust Preferred Securities" and "Description of Securities -- The Guarantees." In future filings under the Exchange Act, there will be an audited footnote to our annual financial statements stating that the Trusts are wholly-owned by CMS Energy, that the sole assets of the Trusts are the Senior Debentures or the Subordinated Debentures of CMS Energy having a specified aggregate principal amount, and, considered together, the back-up undertakings, including the Guarantees, constitute a full and unconditional guarantee by CMS Energy of the Trusts' obligations under the Trust Preferred Securities issued by the Trusts.

    We are "incorporating by reference" information into this registration statement. This means that we are disclosing important information to you when we refer you to another document that we filed separately with the SEC. Information incorporated by reference is considered to be part of this prospectus, unless the information is updated by information in this prospectus. This prospectus incorporates by reference the documents listed below. We encourage you to read these additional documents because these documents contain important information about us and our finances.


               SEC FILINGS
            (FILE NO. 1-9513)                           PERIOD/DATE
            -----------------                           -----------
    -    Annual Report on Form 10-K/A                   Year ended December 31, 2003

    -    Quarterly Reports on Form 10-Q                 Quarters ended March 31, 2004 and June 30, 2004

    -    Current Reports on Form 8-K                    Filed January 22, 2004, March 8, 2004,
                                                                     April 14, 2004, June 3, 2004, August
                                                                     20, 2004, August 31, 2004 and September 1,
                                                                     2004

    The documents we have filed with the SEC after the date of this prospectus and prior to the termination of the offering made by this prospectus are also incorporated by reference into this prospectus. Any statement contained in such document will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document modifies or supersedes such statement.

    This prospectus, which is part of the offering registration statement, does not contain all of the information found in the offering registration statement including various exhibits and schedules. We are incorporating by reference the offering registration statement.

    We will provide, upon your oral or written request, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus.

    You may request copies of these filings, including the registration statement, at no cost, by writing or telephoning CMS Energy at the following address:


         CMS Energy Corporation
                                              Attn: Office of the Secretary
                                              One Energy Plaza
                                              Jackson, Michigan 49201
                                              Telephone: (517) 788-0531

    You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different from this information.


                             CMS ENERGY CORPORATION

    We are an integrated energy company with a business strategy focused primarily in Michigan. We are the parent holding company of Consumers Energy Company ("Consumers") and CMS Enterprises Company ("Enterprises"). Consumers is a combination electric and gas utility company serving Michigan's Lower Peninsula. Enterprises, through various subsidiaries and equity investments, is engaged in domestic and international diversified energy businesses including: independent power production and natural gas transmission, storage and processing. We manage our businesses by the nature of services each provides and operate principally in three business segments: electric utility, gas utility, and enterprises.

                                CMS ENERGY TRUSTS

    CMS Energy Trust IV and CMS Energy Trust V are statutory business trusts formed under the Delaware Business Trust Act (the "Trust Act") (each, a "Trust" and collectively, the "Trusts") pursuant to: (i) a trust agreement executed by CMS Energy, as sponsor, and the trustees of the Trusts (the "CMS Trustees"); and
(ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware. At the time of public issuance of Trust Preferred Securities, each trust agreement will be amended and restated in its entirety (as so amended and restated, the "Trust Agreement") and will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). CMS Energy will directly or indirectly acquire common securities of each Trust (the "Common Securities" and, together with the Trust Preferred Securities, the "Trust Securities") in an aggregate liquidation amount equal to approximately 3% for the total capital of the Trust. Each Trust exists for the exclusive purposes of:

     - issuing the Trust Preferred Securities and Common Securities representing undivided beneficial interests in the assets of the Trust;

     - investing the gross proceeds of the Trust Securities in the Senior Debentures or Subordinated Debentures; and

     - engaging in only those other activities necessary or incidental thereto. Each Trust has a term of approximately 30 years, but may terminate earlier as provided in the Trust Agreement.

    The undivided common beneficial interests in the Trust will be owned by CMS Energy. The proceeds from the offering of the Trust Preferred Securities and the sale of the Common Securities may be contributed by the Trust to purchase from CMS Energy Senior Debentures or Subordinated Debentures in an aggregate principal amount equal to the aggregate liquidation preference of the Trust Securities, bearing interest at an annual rate equal to the annual distribution rate of such Trust Securities and having certain redemption terms which correspond to the redemption terms for the Trust Securities. The Senior Debentures will rank on an equal basis with all other unsecured debt of CMS Energy except subordinated debt. The Subordinated Debentures will rank subordinate in right of payment to all of CMS Energy's Senior Indebtedness (as defined herein). Distributions on the Trust Securities may not be made unless the Trust receives corresponding interest payments on the Senior Debentures or the Subordinated Debentures from CMS Energy. CMS Energy will irrevocably guarantee, on a senior or subordinated basis, as applicable, and to the extent set forth therein, with respect to each of the Trust Securities, the payment of distributions, the redemption price, including all accrued or deferred and unpaid distributions, and payment on liquidation, but only to the extent of funds on hand. Each Guarantee will be unsecured and will be either equal to or subordinate to, as applicable, all Senior Indebtedness, of CMS Energy. Upon the occurrence of certain events (subject to the conditions to be described in an accompanying prospectus supplement) the Trust may be liquidated and the holders of the Trust Securities could receive Senior Debentures or Subordinated Debentures in lieu of any liquidating cash distribution.

    Pursuant to the Trust Agreement, the number of CMS Trustees will initially be three. Two of the CMS Trustees (the "Administrative Trustees") will be persons who are employees or officers of or who are affiliated with CMS Energy. The third trustee will be a financial institution that is unaffiliated with CMS Energy, which trustee will serve as property trustee under the Trust Agreement and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act (the "Property Trustee"). Initially, either The Bank of New York, a New York banking corporation, or J.P. Morgan Trust Company, N.A, a national banking association, will be the Property Trustee until removed or replaced by the holder of the Common Securities. For the purpose of compliance with the provisions of the Trust Indenture Act, The Bank of New York or J.P. Morgan Trust Company, N.A. will also act as trustee (each a "Guarantee Trustee" and collectively the "Guarantee Trustees"). The Bank of New York (Delaware) will act as the Delaware Trustee for the purposes of the Trust Act, until removed or replaced by the holder of the Common Securities. See "Description of Securities -- The Guarantees."

    Each Property Trustee will hold title to the applicable Debt Securities for the benefit of the holders of the Trust Securities and each Property Trustee will have the power to exercise all rights, powers and privileges under the applicable indentures (as defined herein) as the holder of the Debt Securities. In addition, each Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Debt Securities for the benefit of the holders of the Trust Securities. Each Property Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Guarantee Trustees will hold the Guarantees for the benefit of the holders of the Trust Securities. CMS Energy, as the direct or indirect holder of all the Common Securities, will have the right to appoint, remove or replace any CMS Trustee and to increase or decrease the number of CMS Trustees; provided, that the number of CMS Trustees shall be at least three, a majority of which shall be Administrative Trustees. CMS Energy will pay all fees and expenses related to the Trusts and the offering of the Trust Securities.

    The rights of the holders of the Trust Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Trust Agreement, the Trust Act and the Trust Indenture Act.

    The trustee in the State of Delaware is The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

    The principal place of business of each Trust shall be c/o CMS Energy Corporation, One Energy Plaza, Jackson, Michigan 49201.

                                  RISK FACTORS

    Before acquiring any of the securities that may be offered hereby, you should carefully consider the risks discussed in the section of our Form 10-Q, filed August 6, 2004, for the quarter year ended June 30, 2004, entitled "Forward-Looking Statements and Risk Factors," which is incorporated in this document by reference. You should also consider the risk factors listed in the accompanying prospectus supplement or supplements and you should read this prospectus and the accompanying prospectus supplement or supplements carefully before you invest.

                                 USE OF PROCEEDS

    The proceeds received by each of the Trusts from the sale of its Trust Preferred Securities or the Common Securities will be invested in the Senior Debentures or the Subordinated Debentures. As will be more specifically set forth in the applicable prospectus supplement, we will use such borrowed amounts and the net proceeds from the sale of CMS Energy Common Stock, Stock Purchase Contracts, Stock Purchase Units and any Senior Debentures or Subordinated Debentures offered hereby for our general corporate purposes, including capital expenditures, investment in subsidiaries, working capital and repayment of debt.

                     RATIO OF EARNINGS TO FIXED CHARGES AND
    RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

    The ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends for the six months ended June 30, 2004 and each of the years ended December 31, 1999 through 2003 is as follows:


                                                                                YEAR ENDED DECEMBER 31,
                                                                                ----------------------
                                                       SIX MONTHS ENDED
                                                         JUNE 30, 2004     2003   2002   2001   2000   1999
                                                       ----------------    ----   ----   ----   ----   ----
    Ratio of earnings to fixed charges..........           --(1)           --(2)  --(3)  --(4)  --(5)   1.33
    Ratio of earnings to combined fixed charges
      and preferred stock dividends.............           --(1)           --(2)  --(6)  --(7)  --(8)   1.28


----------

(1) For the six months ended June 30, 2004, fixed charges exceeded earnings by $47 million. Earnings as defined include $125 million of asset impairment charges.

(2) For the year ended December 31, 2003, fixed charges exceeded earnings by $59 million. Earnings as defined include $95 million of asset impairment charges.

(3) For the year ended December 31, 2002, fixed charges exceeded earnings by $475 million. Earnings as defined include $602 million of asset impairment charges.

(4) For the year ended December 31, 2001, fixed charges exceeded earnings by $393 million. Earnings as defined include $323 million of asset impairment charges.

(5) For the year ended December 31, 2000, fixed charges exceeded earnings by $225 million. Earnings as defined include a $329 million pretax impairment loss on the Loy Yang investment.

(6) For the year ended December 31, 2002, fixed charges exceeded earnings by $472 million. Earnings as defined include $602 million of asset impairment charges.

(7) For the year ended December 31, 2001, fixed charges exceeded earnings by $392 million. Earnings as defined include $323 million of asset impairment charges.

(8) For the year ended December 31, 2000, fixed charges exceeded earnings by $224 million. Earnings as defined include a $329 million pretax impairment loss on the Loy Yang investment.

For the purpose of computing these ratios, earnings represent net income before income taxes, net interest charges and the estimated interest portion of lease rentals and distributed income of equity method investees.

                            DESCRIPTION OF SECURITIES

INTRODUCTION

    Specific terms of the shares of Common Stock, par value $.01 per share ("CMS Energy Common Stock"), unsecured senior debt securities (the "Senior Debentures") and unsecured subordinated debt securities (the "Subordinated Debentures") (individually a "Debt Security" and collectively the "Debt Securities") consisting of debentures, convertible debentures, notes and other unsecured evidence of indebtedness, Stock Purchase Contracts (the "Stock Purchase Contracts") to purchase CMS Energy Common Stock, Stock Purchase Units (the "Stock Purchase Units"), each representing ownership of a Stock Purchase Contract and Debt Securities, or Trust Preferred Securities or debt obligations of third parties, including U.S. Treasury Securities, securing the holder's obligation to purchase the CMS Energy Common Stock under the Stock Purchase Contract, or any combination of the foregoing, irrevocable guarantees (individually a "Guarantee" and collectively "Guarantees") of CMS Energy, on a senior or subordinated basis as applicable, and to the extent set forth therein, with respect to each of the Trust Securities, the payment of distributions, the redemption price, including all accrued or deferred and unpaid distributions, and payment on liquidation, but only to the extent of fund on hand, and trust preferred securities (the "Trust Preferred Securities") representing preferred undivided beneficial interests in the assets of the Trust, in respect of which this prospectus is being delivered (collectively, the "Offered Securities"), will be set forth in an accompanying prospectus supplement or supplements, together with the terms of the offering of the Offered Securities, the initial price thereof and the net proceeds from the sale thereof. The prospectus supplement will set forth with regard to the particular Offered Securities, without limitation, the following: (i) in the case of Debt Securities, the designation, aggregate principal amount, denomination, maturity, premium, if any, any exchange, conversion, redemption or sinking fund provisions, interest rate (which may be fixed or variable), the time or method of calculating interest payments, the right of CMS Energy, if any, to defer payment or interest on the Debt Securities and the maximum length of such deferral, put options, if any, public offering price, ranking, any listing on a securities exchange and other specific terms of the offering; (ii) in the case of CMS Energy Common Stock, the designation, number of shares, public offering price and other specific terms of the Offering, from the sale thereof; (iii) in the case of Trust Preferred Securities, the designation, number of shares, liquidation preference per security, initial public offering price, any listing on a securities exchange, dividend rate (or method of calculation thereof), dates on which dividends shall be payable and dates from which dividends shall accrue, any voting rights, any redemption, exchange, conversion or sinking fund provisions and any other rights, preferences, privileges, limitations or restrictions relating to a specific series of the Trust Preferred Securities including a description of the Guarantee (as defined herein), as the case may be; and (iv) in the case of Stock Purchase Units, the specific terms of the Stock Purchase Contracts and any Debt Securities, Trust Preferred Securities, or debt obligations of third parties securing the holders obligation to purchase CMS Energy Common Stock under the Stock Purchase Contracts, and the terms of the offering and sale thereof.

CAPITAL STOCK

    The following summary of certain rights of the holders of CMS Energy capital stock does not purport to be complete and is qualified in its entirety by express reference to the Restated Articles of Incorporation of CMS Energy (the "Articles of Incorporation") and the By-Laws of CMS Energy, which are incorporated into this prospectus by reference. See "Where You Can Find More Information." A copy of the By-laws has been previously filed with the SEC. The Articles of Incorporation are available on our website at http://www.cmsenergy.com.

    The authorized capital stock of CMS Energy consists of:

     -    350 million shares of CMS Energy Common Stock; and

     - 10 million shares of CMS Energy Preferred Stock, par value $0.01 per share ("Preferred Stock").

     As of August 31, 2004, we had 5,000,000 shares of 4.50% Cumulative Convertible Preferred Stock and 161,819,124 shares of CMS Energy Common Stock issued and outstanding.

COMMON STOCK

   DIVIDEND RIGHTS AND POLICY; RESTRICTIONS ON DIVIDENDS

    Dividends on the common stock are paid at the discretion of the Board of Directors based primarily upon the earnings and financial condition of CMS Energy. Dividends are payable out of the assets of CMS Energy legally available therefore.

    In January 2003, the Board of Directors suspended the payment of CMS Energy Common Stock dividends.

    CMS Energy is a holding company and its assets consist primarily of investments in its subsidiaries. As a holding company with no significant operations of its own, the principal sources of its funds are dependent primarily upon the earnings of its subsidiaries (in particular, Consumers), borrowings and sales of equity. CMS Energy's ability to pay dividends on CMS Energy Common Stock, is dependent primarily upon the earnings and cash flows of its subsidiaries and the distribution or other payment of such earnings to CMS Energy in the form of dividends, loans or advances and repayment of loans and advances from CMS Energy. Accordingly, the ability of CMS Energy to pay dividends on its capital stock will depend on the earnings, financial requirements, contractual restrictions of the subsidiaries of CMS Energy (in particular, Consumers) and other factors. CMS Energy's subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts on the capital stock of CMS Energy or to make any funds available therefor, whether by dividends, loans or other payments.

    Dividends on capital stock of CMS Energy are limited by Michigan law to legally available assets of CMS Energy. Distributions on CMS Energy Common Stock may be subject to the rights of the holders, if any, of the Preferred Stock, including the currently issued and outstanding 4.50% Cumulative Convertible Preferred Stock. As long as the 4.50% Cumulative Convertible Preferred Stock is outstanding, CMS Energy may not pay dividends on the CMS Energy Common Stock unless certain conditions are met including, but not limited to, that dividends on the 4.50% Cumulative Convertible Preferred Stock have been paid. See "Preferred Stock -- Dividends".

    CMS Energy is subject to the following contractual restrictions on its ability to pay dividends:

CMS Energy's Senior Secured Credit Facility

    Under the terms of our Fifth Amended and Restated Senior Credit Agreement we have agreed that we will not, and will not permit certain of our subsidiaries, directly or indirectly, to:

     - declare or pay any dividend, payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of CMS Energy Common Stock or the capital stock or other ownership interests of certain subsidiaries (other than stock splits and dividends payable solely in our non-convertible equity securities (other than Redeemable Stock or Exchangeable Stock (as such terms are defined in the senior debt indenture on August 3, 2004)) and dividends and distributions made to us or certain of our subsidiaries); or

     - purchase, redeem, retire or otherwise acquire for value any such capital stock or other ownership interests;

unless other than (i) pursuant to the terms of any class of our capital stock issued and outstanding (and as in effect on August 3, 2004), any purchase or redemption of our capital stock made by exchange for, or out of the proceeds of the substantially concurrent sale of, our capital stock (other than Redeemable Stock or Exchangeable Stock (as such terms are defined in the senior debt indenture on August 3, 2004)) and (ii) payments made by us or certain subsidiaries pursuant to our tax sharing agreement and (iii) after January 1, 2005 payments not to exceed certain amounts for any twelve-month period so long as a certain amount of liquidity is held by CMS Energy.

SENIOR DEBT INDENTURE

    Under the terms of the senior debt indenture we have the following issued and outstanding securities: 7 5/8% Senior Unsecured Notes Due 2004, X-TRAS(SM) Pass-Through Trust I Certificates Due 2005, 9.875% Senior

Notes Due 2007, 7.5% Senior Notes Due 2009, 8.9% Senior Notes Due 2008, 8.5% Senior Notes Due 2011, 3.375% Convertible Senior Notes Due 2023 and 7.75% Senior Notes Due 2010. So long as any of such notes issued thereunder are outstanding and until those notes are rated BBB- or above (or an equivalent rating) by S&P and one other rating agency, at which time we will be permanently released from the provisions of this limitation, we have agreed that we will not, and will not permit any of our restricted subsidiaries, directly or indirectly, to:

     - declare or pay any dividend or make any distribution on our capital stock to the direct or indirect holders of our capital stock (except dividends or distributions payable solely in our non-convertible capital stock (as defined in the senior debt indenture) or in options, warrants or other rights to purchase such non-convertible capital stock and except dividends or other distributions payable to us or one of our subsidiaries);

     - purchase, redeem or otherwise acquire or retire for value any of our capital stock; or

     - purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to the schedule maturity or scheduled repayment thereof, any of our subordinated indebtedness (each, for purposes of the senior debt indenture, a "restricted payment"), if at the time of any restricted payment described above (1) an event of default under the senior debt indenture (or event that with the lapse of time or giving of notice would constitute an event of default) has occurred and is continuing, or would occur as a result of the restricted payment, or (2) after giving effect to any restricted payment described above, the aggregate amount of all restricted payments made since May 6, 1997 would exceed the sum of:

     -    $100 million;

     - 100% of our consolidated net income from May 6, 1997 to the end of the most recent fiscal quarter ending at least 45 days prior to the date of the restricted payment (or, in the case of a deficit, minus 100% of the deficit); and

     - the aggregate net proceeds we have received for any issuance or sale of, or contribution with respect to, our capital stock subsequent to May 6, 1997.

General Term Note Indenture

    Similarly, the indenture, dated as of January 15, 1994, as amended and supplemented, between us and JPMorgan Chase Bank, as trustee, pursuant to which we have issued our General Term Notes, Series D, Series E and Series F, provides that so long as any general term notes issued thereunder are outstanding and until the notes are rated BBB- or above (or an equivalent rating) by S&P and one other rating agency, at which time we will be permanently released from the provisions of this limitation, we have agreed that we will not, and will not permit any of our restricted subsidiaries, directly or indirectly, to:

     - declare or pay any dividend or make any distribution on our capital stock to the direct or indirect holders of our capital stock (except dividends or distributions payable solely in our non-convertible capital stock (as defined in such indenture) or in options, warrants or other rights to purchase such non-convertible capital stock and except dividends or other distributions payable to us or one of our subsidiaries); or

     - purchase, redeem or otherwise acquire or retire for value any of our capital stock (each, a "restricted payment");

if at the time of any restricted payment described above (1) an event of default under such indenture (or event that with the lapse of time or giving of notice would constitute an event of default) has occurred and is continuing, or would occur as a result of the restricted payment, or (2) after giving effect to any restricted payment described above, the aggregate amount of all restricted payments made since September 30, 1993 would exceed the sum of:

     -    $120 million;

     - 100% of our consolidated net income from September 30, 1993 to the end of the most recent fiscal quarter ending at least 45 days prior to the date of the restricted payment (or, in the case of a deficit, minus 100% of the deficit); and

     - the aggregate net proceeds we have received for any issuance or sale of, or contribution with respect to, our capital stock subsequent to September 30, 1993.

    The provisions described above do not prohibit (1) dividends or other distributions in respect of capital stock issued in connection with the acquisition of any business or assets by us where the payment of such dividends or distributions are payable solely from the net earnings of such business or assets, (2) any purchase or redemption of capital stock made by exchange for, or out of the proceeds of the substantially concurrent sale of, our capital stock (other than certain redeemable stock or exchangeable stock), (3) dividends paid within 60 days after the date of declaration thereof if at the date of declaration such dividends would have complied with the limitations described above or (4) payments pursuant to the tax sharing agreement among us and our subsidiaries.

TRUST PREFERRED SECURITIES

    In June 1997, a CMS Energy affiliated trust issued $172.5 million of 7 3/4% Convertible Quarterly Income Preferred Securities. The preferred securities are convertible at the option of the holder into shares of CMS Energy Common Stock at an initial conversion rate of 1.2255 shares of CMS Energy Common Stock for each preferred security (equivalent to a purchase price of $40.80 per share of CMS Energy Common Stock), subject to certain adjustments. We may, at our option, cause the conversion rights of the holders of the preferred securities to expire upon certain conditions.

    Under the terms of the indenture, dated June 1, 1997, between us and The Bank of New York, as trustee, as amended and supplemented, and the guarantee agreement dated June 20, 1997 between us and The Bank of New York relating to the preferred securities of CMS Energy Trust I pursuant to which the preferred securities and the related 7 3/4% Convertible Subordinated Debentures due 2027 were issued, we have agreed that we will not, and will not cause any of our subsidiaries to, declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock, if at such time:

     - an event has occurred, of which we have actual knowledge, that with the giving of notice or the lapse of time, or both, would constitute an event of default and in respect of which we have not taken reasonable steps to cure;

     - we are in default with respect to the payment of any obligations under the relevant guarantee agreement; or

     - we have given notice of our selection of an extension period as provided in such indenture with respect to the subordinated debentures and have not rescinded such notice, or such extension period (or any extension thereof) is continuing.

   DIVIDEND RESTRICTIONS UNDER MICHIGAN LAW

    Michigan law prohibits payment of a dividend or a repurchase of capital stock if, after giving it effect, a corporation would not be able to pay its debts as they become due in the usual course of business, or its total assets would be less than the sum of its total liabilities plus, unless the Articles of Incorporation provide otherwise, the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution (including the rights of holders of preferred stock, if any).

   VOTING RIGHTS

    Each holder of CMS Energy Common Stock is entitled to one vote for each share of CMS Energy Common Stock held by such holder on each matter voted upon by the shareholders. Such right to vote is not cumulative. A majority of the votes cast by the holders of shares entitled to vote thereon is sufficient for the adoption of any question presented, except that certain provisions of the Articles of Incorporation relating to special shareholder meetings, the removal, indemnification and liability of the Board of Directors and the requirements for amending these provisions may not be amended, altered, changed or repealed unless such amendment, alteration, change or repeal is approved by the affirmative vote of at least 75% of the outstanding shares entitled to vote thereon.

    Under Michigan law, the approval of the holders of a majority of the outstanding shares of CMS Energy Common Stock would be necessary for authorizing, effecting or validating the merger or consolidation of CMS Energy into or with any other corporation if such merger or consolidation would adversely affect the powers or special rights of such CMS Energy Common Stock, and to authorize any amendment to the Articles of Incorporation that would increase or decrease the aggregate number of authorized shares of CMS Energy Common Stock or alter or change the powers, preferences or special rights of the shares of CMS Energy Common Stock so as to affect them adversely. The Articles of Incorporation also provide that unless the vote or consent of a greater number of shares shall then be required by law, the vote or consent of the holders of a majority of the shares of CMS Energy Common Stock then outstanding will be necessary for authorizing, effecting or validating the merger or consolidation of CMS Energy into or with any other entity if such merger or consolidation would adversely affect the powers or special rights of the CMS Energy Common Stock, either directly by amendment to the Articles of Incorporation or indirectly by requiring the holders of the CMS Energy Common Stock to accept or retain, in such merger or consolidation, anything other than
(i) shares of such class or (ii) shares of the surviving or resulting corporation, having, in either case, powers and special rights identical to those of such commons stock prior to such merger or consolidation. The effect of these provisions may be to permit the holders of a majority of the outstanding shares of CMS Energy Common Stock to block any such merger or amendment which would adversely affect the powers or special rights of holders of such shares of CMS Energy Common Stock.

   PREEMPTIVE RIGHTS

    The Articles of Incorporation provide that holders of CMS Energy Common Stock will have no preemptive rights to subscribe for or purchase any additional shares of the capital stock of CMS Energy of any class now or hereafter authorized, or Preferred Stock, bonds, debentures, or other obligations or rights or options convertible into or exchangeable for or entitling the holder or owner to subscribe for or purchase any shares of capital stock, or any rights to exchange shares issued for shares to be issued.

   LIQUIDATION RIGHTS

    In the event of the dissolution, liquidation or winding up of CMS Energy, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of CMS Energy and after there shall have been paid or set apart for the holders of Preferred Stock the full preferential amounts (including any accumulated and unpaid dividends) to which they are entitled, the holders of CMS Energy Common Stock will be entitled to receive, on a per share basis, the assets of CMS Energy remaining for distribution to the holders of CMS Energy Common Stock. Neither the merger or consolidation of CMS Energy into or with any other corporation, nor the merger or consolidation of any other corporation into or with CMS Energy nor any sale, transfer or lease of all or any part of the assets of CMS Energy, shall be deemed to be a dissolution, liquidation or winding up for the purposes of this provision.

    Because CMS Energy has subsidiaries which have debt obligations and other liabilities of their own, CMS Energy's rights and the rights of its creditors and its stockholders to participate in the distribution of assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to prior claims of the subsidiary's creditors, except to the extent that CMS Energy may itself be a creditor with recognized claims against the subsidiary.

   SUBDIVISION OR COMBINATION

    If CMS Energy subdivides (by stock split, stock dividend or otherwise) or combines (by reverse stock split or otherwise), the voting and liquidation rights of shares of CMS Energy Common Stock will be appropriately adjusted so as to avoid any dilution in aggregate voting or liquidation rights.

   EXCHANGES

    The Articles of Incorporation do not provide for either the mandatory or optional exchange or redemption of CMS Energy Common Stock.

   TRANSFER AGENT AND REGISTRAR

    CMS Energy Common Stock is transferable at Consumers Energy Company, One Energy Plaza, Jackson, Michigan 49201. CMS Energy is the registrar and transfer agent for CMS Energy Common Stock.

   PREFERRED STOCK

    The authorized Preferred Stock may be issued without the approval of the holders of CMS Energy Common Stock in one or more series, from time to time, with each such series to have such designation, powers, preferences and relative, participating, optional or other special rights, voting rights, if any, and qualifications, limitations or restrictions thereof, as shall be stated in a resolution providing for the issue of any such series adopted by CMS Energy's Board of Directors. The Articles of Incorporation provide that holders of Preferred Stock will not have any preemptive rights to subscribe for or purchase any additional shares of the capital stock of CMS Energy of any class now or hereafter authorized, or any Preferred Stock, bonds, debentures or other obligations or rights or options convertible into or exchangeable for or entitling the holder or owner to subscribe for or purchase any shares of capital stock. The future issuance of Preferred Stock may have the effect of delaying, deterring or preventing a change in control of CMS Energy.

   4.50% CUMULATIVE CONVERTIBLE PREFERRED STOCK

    The Articles of Incorporation establish one series of preferred stock designated as "4.50% Cumulative Convertible Preferred Stock" consisting of 5,000,000 shares with a liquidation preference of $50.00 per share (the "Cumulative Convertible Preferred Stock"). The Cumulative Convertible Preferred Stock ranks prior to any series of our CMS Energy Common Stock as to the payment of dividends and distribution of assets upon dissolution, liquidation or winding up of CMS Energy, and is convertible into shares of CMS Energy Common Stock. The holders of the Cumulative Convertible Preferred Stock have no preemptive rights.

    DIVIDENDS

    Holders of shares of Cumulative Convertible Preferred Stock will be entitled to receive, when, as and if declared by our board of directors out of funds legally available for payment, cumulative cash dividends at the rate per annum of 4.50% per share on the liquidation preference thereof of $50.00 per share (equivalent to $2.25 per annum per share). Dividends on the Cumulative Convertible Preferred Stock will be payable quarterly on March 1, June 1, September 1 and December 1 of each year at such annual rate, and shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the issue date of the Cumulative Convertible Preferred Stock, whether or not in any dividend period or periods there have been funds legally available for the payment of such dividends. Accumulated unpaid dividends accrue and cumulate dividends at the annual rate of 4.50%.

    As long as any Cumulative Convertible Preferred Stock is outstanding, we may not pay dividends or distributions on, or purchase, redeem or otherwise acquire, subject to certain exceptions, shares of the CMS Energy Common Stock unless all accumulated and unpaid dividends on the Cumulative Convertible Preferred Stock have been paid or set aside for payment.

    LIQUIDATION PREFERENCE

    In the event of our voluntary or involuntary liquidation, winding-up or dissolution, holders of Cumulative Convertible Preferred Stock will be entitled to receive and to be paid out of our assets available for distribution to our stockholders, before any payment or distribution is made to holders of junior stock (including CMS Energy Common Stock), a liquidation preference in the amount of $50.00 per share of Cumulative Convertible Preferred Stock, plus accumulated and unpaid dividends on the shares to the date fixed for liquidation, winding-up or dissolution. If, upon our voluntary or involuntary liquidation, winding-up or dissolution, the amounts payable with respect to the liquidation preference of the Cumulative Convertible Preferred Stock and all parity stock are not paid in full, the holders of the Cumulative Convertible Preferred Stock and the parity stock will share equally and ratably in any distribution of our assets in proportion to the full liquidation preference and accumulated and unpaid dividends to which they are entitled.

    VOTING RIGHTS

    Except as required by Michigan law and our Articles of Incorporation, the holders of Cumulative Convertible Preferred Stock have no voting rights unless dividends payable on the Cumulative Convertible Preferred Stock are in arrears for six or more quarterly periods (whether or not consecutive). In that event, the holders of the Cumulative Convertible Preferred Stock, voting as a single class with the shares of any other preferred stock or preference securities having similar voting rights that are exercisable, will be entitled at the next regular or special meeting of our stockholders to elect two additional directors (or one director if fewer than six directors comprise our board prior to appointment) and the number of directors that comprise our board will be increased by the number of directors so elected. These voting rights and the terms of the directors so elected will continue until such time as the dividend arrearage on the Cumulative Convertible Preferred Stock has been paid in full.

    REDEMPTION

    We cannot redeem shares of the Cumulative Convertible Preferred Stock.

    MANDATORY CONVERSION

    On or after December 5, 2008, we may, at our option, cause the Cumulative Convertible Preferred Stock to be automatically converted into that number of shares of CMS Energy Common Stock for each share of Cumulative Convertible Preferred Stock equal to $50.00 (the liquidation preference) divided by the applicable conversion rate. We may exercise our conversion right only if, for 20 trading days within any period of 30 consecutive trading days (including the last trading day of such 30-day period), the closing price of the CMS Energy Common Stock exceeds 130% of the then prevailing conversion price of the Cumulative Convertible Preferred Stock.

    CONVERSION RIGHTS

    A holder of record of Cumulative Convertible Preferred Stock may convert its shares of Cumulative Convertible Preferred Stock at any time into shares of CMS Energy Common Stock under any of the following circumstances:

     - during any calendar quarter (and only during such calendar quarter) if the last reported sale price of CMS Energy Common Stock for at least 20 trading days during the period of 30 consecutive trading days ending on the last trading day of the previous calendar quarter is greater than or equal to 120% of the conversion price per share of CMS Energy Common Stock on such last trading day;

     -    upon the occurrence of specified corporate transactions; and

     - subject to certain exceptions, during the five business day period immediately following any ten consecutive trading-day period in which the trading price per share of Cumulative Convertible Preferred Stock for each day of that period was less than 95% of the product of the closing sale price of CMS Energy Common Stock and the applicable conversion rate of such share of Cumulative Convertible Preferred Stock; provided, however, a holder may not convert its shares of Cumulative Convertible Preferred Stock if the average closing sale price of CMS Energy Common Stock for such ten consecutive trading-day period was between the then current conversion price on the Cumulative Convertible Preferred Stock and 120% of the then applicable conversion price on the Cumulative Convertible Preferred Stock.

    For each share of Cumulative Convertible Preferred Stock surrendered for conversion, holders will receive 5.0541 shares of CMS Energy Common Stock. This represents an initial conversion price of $9.893 per share of CMS Energy Common Stock. The conversion rate may be adjusted for certain reasons, but it will not be adjusted for accumulated and unpaid dividends on the Preferred Stock.

   PRIMARY SOURCE OF FUNDS OF CMS ENERGY; RESTRICTIONS ON SOURCES OF DIVIDENDS

    The ability of CMS Energy to pay (i) dividends on its capital stock and (ii) its indebtedness, including the Debt Securities, depends and will depend substantially upon timely receipt of sufficient dividends or other distributions from its subsidiaries, in particular Consumers and Enterprises. Each of Consumers' and Enterprises' ability to pay dividends on its common stock depends upon its revenues, earnings and other factors. Consumers' revenues and earnings will depend substantially upon rates authorized by the MPSC.

    Consumers' Restated Articles of Incorporation ("Articles") provide two restrictions on its payment of dividends on its common stock. First, prior to the payment of any common stock dividend, Consumers must reserve retained earnings after giving effect to such dividend payment of at least (i) $7.50 per share on all then outstanding shares of its preferred stock, (ii) in respect to its Class A Preferred Stock, 7.5% of the aggregate amount established by its Board of Directors to be payable on the shares of each series thereof in the event of involuntary liquidation of Consumers and (iii) $7.50 per share on all then outstanding shares of all other stock over which its preferred stock and Class A Preferred Stock do not have preference as to the payment of dividends and as to assets. Second, dividend payments during the 12 month period ending with the month the proposed payment is to be paid are limited to: (i) 50% of net income available for the payment of dividends during the base period, if the ratio of common stock and surplus to total capitalization and surplus for 12 consecutive calendar months within the 14 calendar months immediately preceding the proposed dividend payment (the "base period"), adjusted to reflect the proposed dividend, is less than 20%; and (ii) 75% of net income available for the payment of dividends during the base period if the ratio of common stock and surplus to total capitalization and surplus for the base period, adjusted to reflect the proposed dividend, is at least 20% but less than 25%.

    In addition, Consumers' indenture dated as of January 1, 1996, between Consumers and The Bank of New York, as trustee (the "Preferred Securities Indenture"), and certain preferred securities guarantees by Consumers dated January 23, 1996, September 11, 1997 and October 25, 1999 (collectively, the "Consumers Preferred Securities Guarantees"), in connection with which the 8.36% Trust Originated Preferred Securities of Consumers Power Company Financing I, the 8.20% Trust Originated Preferred Securities of Consumers Energy Company Financing II, the 9 1/4% Trust Originated Preferred Securities of Consumers Energy Company Financing III and the 9.00% Trust Preferred Securities of Consumers Energy Company Financing IV (collectively, the "Consumers Trust Preferred Securities") were issued, provide that Consumers shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock if (i) there shall have occurred any event that would constitute an event of default under the Preferred Securities Indenture or the trust agreements pursuant to which the Consumers Trust Preferred Securities were issued, (ii) a default has occurred with respect to its payment of any obligations under the Consumers Preferred Securities Guarantees or certain Consumers common stock guarantees or
(iii) it gives notice of its election to extend the interest payment period on the subordinated notes issued under the Preferred Securities Indenture, at any time for up to 20 consecutive quarters, provided, however, Consumers may declare and pay stock dividends where the dividend stock is the same stock as that on which the dividend is being paid.

    Consumers' ability to pay dividends is also restricted by several existing loan agreements. The loan agreements are:

     - The Amended and Restated Credit Agreement dated as of August 3, 2004 among Consumers, Bank One, N.A., as agent, and the financial institutions named therein; and

     - Term Loan Agreement dated as of November 7, 2003 among Consumers, Bank One, N.A., as agent, and the financial institutions named therein.

    Pursuant to these loan agreements, so long as there exists no event of default under these agreements, Consumers may pay dividends in an aggregate amount not to exceed $300 million during any calendar year.

    On June 2, 2003, the MPSC issued a financing order authorizing the issuance of $554 million of securitization bonds. The order would prohibit Consumers from paying any extraordinary dividends to us until further order of the MPSC. Pursuant to the order, extraordinary dividends are considered any amount over and above Consumers' earnings. The order also directed that the securitization charges be designed such that retail open access customers would pay a significantly smaller charge than would full service customers. On July 1, 2003, Consumers filed a petition for rehearing and clarification of certain portions of the order with the MPSC, including the portion dealing with the design of the securitization charges. In December 2003, the MPSC issued its order on rehearing which rejected our requests for rehearing and clarification and remanded the proceeding to the administrative law judge for additional proceedings.

    In December 2003, the MPSC issued an order granting interim gas rate relief in the amount of $19.34 million annually. In connection with this rate relief, Consumers agreed to limit its dividends to CMS Energy to a maximum of $190 million annually during the period in which Consumers receives the interim relief. The MPSC stated in its order that it was not determining at that time whether dividend restrictions should continue after the issuance of a final order.

    Consumers' Articles also prohibit the payment of cash dividends on its common stock if Consumers is in arrears on preferred stock dividend payments.

    In addition, Michigan law prohibits payment of a dividend if, after giving it effect, Consumers or Enterprises would not be able to pay its debts as they become due in the usual course of business, or its total assets would be less than the sum of its total liabilities plus, unless the Articles permit otherwise, the amount that would be needed, if Consumers or Enterprises were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. Currently, it is Consumers' policy to pay annual dividends equal to 80% of its annual consolidated net income. Consumers' Board of Directors reserves the right to change this policy at any time.

DEBT SECURITIES

    The Debt Securities offered by this prospectus will be unsecured obligations of CMS Energy and will be either senior or subordinated debt. Senior Debentures will be issued under a senior debt indenture and Subordinated Debentures will be issued under a subordinated debt indenture. The senior debt indenture and the subordinated debt indenture are sometimes referred to in this prospectus individually as an "indenture" and collectively as the "indentures."

    The following briefly summarizes the material provisions of the indentures and the Debt Securities. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of Debt Securities, which will be described in more detail in the applicable prospectus supplement. Copies of the indentures may be obtained from CMS Energy or the applicable trustee.

    Unless otherwise provided in the applicable prospectus supplement, the trustee under the senior debt indenture will be J.P. Morgan Trust Company, N.A and the trustee under the subordinated debt indenture will be The Bank of New York.

GENERAL

    The indentures provide that Debt Securities of CMS Energy may be issued in one or more series, with different terms, in each case as authorized from time to time by CMS Energy.

    Federal income tax consequences and other special considerations applicable to any Debt Securities issued by CMS Energy at a discount will be described in the applicable prospectus supplement.

    Because CMS Energy is a holding company, the claims of creditors of CMS Energy's subsidiaries will have a priority over CMS Energy's equity rights and the rights of CMS Energy's creditors, including the holders of Debt Securities, to participate in the assets of the subsidiary upon the subsidiary's liquidation.

    The applicable prospectus supplement relating to any series of Debt Securities will describe the following terms, where applicable:

    -    the title of the Debt Securities;

    -    whether the Debt Securities will be senior or subordinated debt;

    -    the total principal amount of the Debt Securities;

    - the percentage of the principal amount at which the Debt Securities will be sold and, if applicable, the method of determining the price;

    -    the maturity date or dates;

    -    the interest rate or the method of computing the interest rate;

    - the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment date or dates and any related record dates;

    -    the location where payments on the Debt Securities will be made;

    - the terms and conditions on which the Debt Securities may be redeemed at the option of CMS Energy;

    - any obligation of CMS Energy to redeem, purchase or repay the Debt Securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

    - any provisions for the discharge of CMS Energy's obligations relating to the Debt Securities by deposit of funds or United States government obligations;

    - whether the Debt Securities are to trade in book-entry form and the terms and any conditions for exchanging the global security in whole or in part for paper certificates;

    - any material provisions of the applicable indenture described in this prospectus that do not apply to the Debt Securities;

    - any additional amounts with respect to the Debt Securities that CMS Energy will pay to a non-United States person because of any tax, assessment or governmental charge withheld or deducted and, if so, any option of CMS Energy to redeem the Debt Securities rather than paying these additional amounts; and

    -    any other specific terms of the Debt Securities.

CONCERNING THE TRUSTEES

    Each of J.P. Morgan Trust Company, N.A, the trustee under the senior debt indenture, and The Bank of New York, the trustee under the subordinated debt indenture, is one of a number of banks with which CMS Energy and its subsidiaries maintain ordinary banking relationships, including credit facilities.

EXCHANGE AND TRANSFER

    Debt Securities may be presented for exchange and registered Debt Securities may be presented for registration of transfer at the offices and subject to the restrictions set forth therein and in the applicable prospectus supplement without service charge, but upon payment of any taxes or other governmental charges due in connection therewith, subject to any limitations contained in the applicable indenture. Debt Securities in bearer form and the coupons appertaining thereto, if any, will be transferable by delivery.

PAYMENT

    Distributions on the Debt Securities in registered form will be made at the office or agency of the applicable trustee in the Borough of Manhattan, the City of New York or its other designated office. However, at the option of CMS Energy, payment of any interest may be made by check or by wire transfer. Payment of any interest due on Debt Securities in registered form will be made to the persons in whose name the Debt Securities are registered at the close of business on the record date for such interest payments. Payments made in any other manner will be specified in the prospectus supplement.

EVENTS OF DEFAULT

    Each indenture provides that events of default regarding any series of Debt Securities will be:

    - failure to pay required interest on any Debt Security of such series for 30 days;

    - failure to pay principal other than a scheduled installment payment or premium, if any, on any Debt Security of such series when due;

    - failure to make any required scheduled installment payment for 30 days on Debt Securities of such series;

    - failure to perform for 90 days after notice any other covenant in the relevant indenture other than a covenant included in the relevant indenture solely for the benefit of a series of Debt Securities other than such series;

    -    certain events of bankruptcy or insolvency, whether voluntary or not;
         or

    - entry of final judgments against CMS Energy or Consumers for more than $25,000,000 which remain undischarged or unbonded for 60 days or a default resulting in the acceleration of indebtedness of CMS Energy or Consumers of more than $25,000,000, and the acceleration has not been rescinded or annulled within 10 days after written notice of such default as provided in the applicable indenture.

    Additional events of default may be prescribed for the benefit of the holders of a particular series of Debt Securities and will be described in the prospectus supplement relating to those Debt Securities.

    If an event of default regarding Debt Securities of any series issued under the indentures should occur and be continuing, either the trustee or the holders of 25% in the principal amount of outstanding Debt Securities of such series may declare each Debt Security of that series due and payable.

    Holders of a majority in principal amount of the outstanding Debt Securities of any series will be entitled to control certain actions of the trustee under the indentures and to waive past defaults regarding such series. The trustee generally will not be requested, ordered or directed by any of the holders of Debt Securities, unless one or more of such holders shall have offered to the trustee reasonable security or indemnity.

    Before any holder of any series of Debt Securities may institute action for any remedy, except payment on such holder's Debt Security when due, the holders of not less than 25% in principal amount of the Debt Securities of that series outstanding must request the trustee to take action. Holders must also offer and give the satisfactory security and indemnity against liabilities incurred by the trustee for taking such action.

    CMS Energy is required to annually furnish the relevant trustee a statement as to CMS Energy's compliance with all conditions and covenants under the applicable indenture. Each indenture provides that the relevant trustee may withhold notice to the holders of the Debt Securities of any series of any default affecting such series, except payment on holders'

Debt Securities when due, if it considers withholding notice to be in the interests of the holders of the Debt Securities of such series.

CONSOLIDATION, MERGER OR SALE OF ASSETS

    Each indenture provides that CMS Energy may consolidate with or merge into, or sell, lease or convey its property as an entirety or substantially as an entirety to, any other corporation if the new corporation assumes the obligations of CMS Energy under the Debt Securities and the indentures and is organized and existing under the laws of the United States of America, any U.S. state or the District of Columbia.

MODIFICATION OF THE INDENTURE

    Each indenture permits CMS Energy and the relevant trustee to enter into supplemental indentures without the consent of the holders of the Debt Securities to establish the form and terms of any series of securities under the indentures.

    Each indenture also permits CMS Energy and the relevant trustee, with the consent of the holders of at least a majority in total principal amount of the Debt Securities of all series then outstanding and affected (voting as one class), to change in any manner the provisions of the applicable indenture or modify in any manner the rights of the holders of the Debt Securities of each such affected series. CMS Energy and the relevant trustee may not, without the consent of the holder of each Debt Security affected, enter into any supplemental indenture to:

    -    change the time of payment of the principal;

    -    reduce the principal amount of such Debt Security;

    - reduce the rate or change the time of payment of interest on such Debt Security;

    - reduce the amount payable on any securities issued originally at a discount upon acceleration or provable in bankruptcy; or

    - impair the right to institute suit for the enforcement of any payment on any Debt Security when due.

    In addition, no such modification may reduce the percentage in principal amount of the Debt Securities of the affected series, the consent of whose holders is required for any such modification or for any waiver provided for in the applicable indenture.

    Prior to the acceleration of the maturity of any Debt Security, the holders, voting as one class, of a majority in total principal amount of the Debt Securities with respect to which a default or event of default shall have occurred and be continuing may on behalf of the holders of all such affected Debt Securities waive any past default or event of default and its consequences, except a default or an event of default in respect of a covenant or provision of the applicable indenture or of any Debt Security which cannot be modified or amended without the consent of the holder of each Debt Security affected.

DEFEASANCE, COVENANT DEFEASANCE AND DISCHARGE

    Each indenture provides that, at the option of CMS Energy:

    - CMS Energy will be discharged from all obligations in respect of the Debt Securities of a particular series then outstanding (except for certain obligations to register the transfer of or exchange the Debt Securities of such series, to replace stolen, lost or mutilated Debt Securities of such series, to maintain paying agencies and to maintain the trust described below); or

    - CMS Energy need not comply with certain restrictive covenants of the relevant indenture (including those described under "Consolidation, Merger or Sale of Assets").

    If CMS Energy in each case irrevocably deposits in trust with the relevant trustee money, and/or securities backed by the full faith and credit of the United States which, through the payment of the principal thereof and the interest thereon in accordance with their terms, will provide money in an amount sufficient to pay all the principal and interest on the Debt Securities of such series on the stated maturities of such Debt Securities in accordance with the terms thereof.

    To exercise this option, CMS Energy is required to deliver to the relevant trustee an opinion of independent counsel to the effect that:

    - the exercise of such option would not cause the holders of the Debt Securities of such series to recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance, and such holders will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; and

    - in the case of a discharge as described above, such opinion is to be accompanied by a private letter ruling to the same effect received from the Internal Revenue Service, a revenue ruling to such effect pertaining to a comparable form of transaction published by the Internal Revenue Service or appropriate evidence that since the date of the applicable indenture there has been a change in the applicable federal income tax law.

    In the event:

    - CMS Energy exercises its option to effect a covenant defeasance with respect to the Debt Securities of any series as described above,

    - the Debt Securities of such series are thereafter declared due and payable because of the occurrence of any event of default other than an event of default caused by failing to comply with the covenants which are defeased,

    - the amount of money and securities on deposit with the relevant trustee would be insufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such event of default,

    CMS Energy would remain liable for such amounts.

GOVERNING LAW

    Each indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of Michigan unless the laws of another jurisdiction shall mandatorily apply.

SENIOR DEBENTURES

    The Senior Debentures will be issued under the senior debt indenture and will rank on an equal basis with all other unsecured debt of CMS Energy except subordinated debt.

SUBORDINATED DEBENTURES

    The Subordinated Debentures will be issued under the subordinated debt indenture and will rank subordinated and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all "Senior Indebtedness" (as defined below) of CMS Energy.

    If CMS Energy defaults in the payment of any distributions on any Senior Indebtedness when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, CMS Energy cannot make a payment on account of or redeem or otherwise acquire the Subordinated Debentures. The subordinated debt indenture provisions described in this paragraph, however, do not prevent CMS Energy from making sinking fund payments in Subordinated Debentures acquired prior to the maturity of Senior Indebtedness or, in the case of default, prior to such default and notice thereof. If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to CMS Energy, its creditors or its property, then all Senior Indebtedness must be paid in full before any payment may be made to any holders of Subordinated Debentures. Holders of Subordinated Debentures must return and deliver any payments received by them, other than in a plan of reorganization or through a defeasance trust as described above, directly to the holders of Senior Indebtedness until all Senior Indebtedness is paid in full.

    "Senior Indebtedness" means distributions on the following, whether outstanding on the date of execution of the subordinated debt indenture or thereafter incurred, created or assumed:

    - indebtedness of CMS Energy for money borrowed by CMS Energy or evidenced by debentures (other than the Subordinated Debentures), notes, bankers' acceptances or other corporate debt securities or similar instruments issued by CMS Energy;

    -    obligations of CMS Energy with respect to letters of credit;

    - all indebtedness of others of the type referred to in the two preceding clauses assumed by or guaranteed in any manner by CMS Energy or in effect guaranteed by CMS Energy; or

    - renewals, extensions or refundings of any of the indebtedness referred to in the preceding three clauses unless, in the case of any particular indebtedness, renewal, extension or refunding, under the express provisions of the instrument creating or evidencing the same or the assumption or guarantee of the same, or pursuant to which the same is outstanding, such indebtedness or such renewal, extension or refunding thereof is not superior in right of payment to the subordinated debt securities.

    The subordinated debt indenture does not limit the total amount of Senior Indebtedness that may be issued.

CERTAIN COVENANTS

    If Debt Securities are issued to a Trust or a trustee of such Trust in connection with the issuance of Trust Preferred Securities by such Trust, CMS Energy will covenant that it will not, and it will not cause any of its subsidiaries to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of CMS Energy's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities (including guarantees of indebtedness for money borrowed) of CMS Energy that rank pari passu (in the case of Subordinated Debentures) with or junior (in the case of Senior and Subordinated Debentures) to that Debt Security (other than
(a) any dividend, redemption, liquidation, interest, principal or guarantee payment by CMS Energy where the payment is made by way of securities (including capital stock) that rank pari passu with or junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made, (b) payments under the Guarantees, (c) purchases of CMS Energy Common Stock related to the issuance of CMS Energy Common Stock under any of CMS Energy's benefit plans for its directors, officers or employees, (d) as a result of a reclassification of CMS Energy's capital stock or the exchange or conversion of one series or class of CMS Energy's capital stock for another series or class of CMS Energy's capital stock and (e) the purchase of fractional interests in shares of CMS Energy's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged) if at such time (i) there shall have occurred any event of which CMS Energy has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute an event of default under the indentures and (b) in respect of which CMS Energy shall not have taken reasonable steps to cure,
(ii) CMS Energy shall be in default with respect to its payment of any obligations under the Guarantees or (iii) CMS Energy shall have given notice of its selection of an Extension Period as provided in the indentures with respect to the Debt Securities and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing. CMS Energy will also covenant (i) for so long as Trust Preferred Securities are outstanding, not to convert the Debt Securities except pursuant to a notice of conversion delivered to the Conversion Agent (as defined in the indentures) by a holder of Trust Preferred Securities, (ii) to maintain directly or indirectly 100% ownership of the Common Securities, provided that certain successor which are permitted pursuant to the indentures may succeed to CMS Energy's ownership of the Common Securities, (iii) not to voluntarily terminate, wind-up or liquidate such Trust, except (a) in connection with a distribution of the Debt Securities to the holders of the Trust Preferred Securities in liquidation of such Trust or (b) in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement, (iv) to maintain the reservation for issuance of the number of shares of CMS Energy Common Stock that would be required from time to time upon the conversion of all the Debt Securities then outstanding, (v) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause such Trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes and (vi) to deliver shares of CMS Energy Common Stock upon an election by the holders of the Trust Preferred Securities to convert such Trust Preferred Securities into CMS Energy Common Stock.

    As part of the Guarantees, CMS Energy will agree that it will honor all obligations described therein relating to the conversion or exchange of the Trust Preferred Securities into or for CMS Energy Common Stock, Senior Debentures or Subordinated Debentures.

CONVERSION RIGHTS

    If the prospectus supplement provides, the Holders of Debt Securities may convert such Debt Securities into CMS Energy Common Stock, as defined herein (see "Description of Securities -- Common Stock"), at the option of the Holders at the principal amount thereof, or of such portion thereof, at any time during the period specified in the prospectus supplement, at the conversion price or conversion rate specified in the prospectus supplement; except that, with respect to any Debt Securities (or portion thereof) called for redemption, such conversion right shall terminate at the close of business on the fifteenth day prior to the date fixed for redemption of such Debt Security, unless CMS Energy shall default in payment of the amount due upon redemption thereof.

    The conversion privilege and conversion price or conversion rate will be adjusted in certain events, including if CMS Energy:

    - pays a dividend or makes a distribution in shares of CMS Energy Common Stock;

    - subdivides its outstanding shares of CMS Energy Common Stock into a greater number of shares;

    - combines its outstanding shares of CMS Energy Common Stock into a smaller number of shares;

    - pays a dividend or makes a distribution on its CMS Energy Common Stock other than in shares of its CMS Energy Common Stock;

    - issues by reclassification of its shares of CMS Energy Common Stock any shares of its capital stock;

    - issues any rights or warrants to all holders of shares of its CMS Energy Common Stock entitling them (for a period expiring within 45 days, or such other period as may be specified in the prospectus supplement) to purchase shares of CMS Energy Common Stock (or Convertible Securities as defined in the indentures) at a price per share less than the Average Market Price (as defined in the indentures) per share for such CMS Energy Common Stock; or

    - distributes to all holders of shares of its CMS Energy Common Stock any assets or Debt Securities or any rights or warrants to purchase securities, provided that no adjustment shall be made under the last two bullet points above if the adjusted conversion price would be higher than, or the adjusted conversion rate would be less than, the conversion price or conversion rate, as the case may be, in effect prior to such adjustment.

    CMS Energy may reduce the conversion price or increase the conversion rate, temporarily or otherwise, by any amount but in no event shall such adjusted conversion price or conversion rate result in shares of CMS Energy Common Stock being issuable upon conversion of the Debt Securities if converted at the time of such adjustment at an effective conversion price per share less than the par value of the CMS Energy Common Stock at the time such adjustment is made. No adjustments in the conversion price or conversion rate need be made unless the adjustment would require an increase or decrease of at least one percent (1%) in the initial conversion price or conversion rate. Any adjustment which is not made shall be carried forward and taken into account in any subsequent adjustment. The foregoing conversion provisions may be modified to the extent set forth in the prospectus supplement.

TRUST PREFERRED SECURITIES

GENERAL

    Each Trust may issue, from time to time, Trust Preferred Securities having terms described in the applicable prospectus supplement. The Trust Agreement of each Trust will authorize the establishment of no more than one series of Trust Preferred Securities, having such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such rights or restrictions as shall be set forth therein or otherwise established by the relevant Trust Trustees. Reference is made to the prospectus supplement relating to the Trust Preferred Securities for specific terms, including:

    - the distinctive designation and the number of Trust Preferred Securities to be offered which will represent undivided beneficial interests in the assets of the Trust;

    - the annual distribution rate and the dates or date upon which such distributions will be paid, provided, however distributions on the Trust Preferred Securities will be paid quarterly in arrears to holders of Trust Preferred Securities as of a record date on which the Trust Preferred Securities are outstanding;

    - whether holders' can convert the Trust Preferred Securities into shares of CMS Energy Common Stock;

    - whether distributions on Trust Preferred Securities would be deferred during any deferral of interest payments on the Debt Securities, provided, however that no such deferral, including extensions, if any, may exceed 20 consecutive quarters nor extend beyond the stated maturity date of the Debt Securities, and at the end of any such deferrals, CMS Energy shall make all interest payments then accrued or deferred and unpaid (including any compounded interest);

    -    the amount of any liquidation preference;

    - the obligation, if any, of the Trust to redeem Trust Preferred Securities through the exercise of CMS Energy of an option on the corresponding Debt Securities and the price or prices at which, the period or periods within which and the terms and conditions upon which Trust Preferred Securities shall be purchased or redeemed, in whole or in part, pursuant to such obligation;

    - the period or periods within which and the terms and conditions, if any, including the price or prices or the rate or rates of conversion or exchange and the terms and conditions of any adjustments thereof, upon which the Trust Preferred Securities shall be convertible or exchangeable at the option of the holder of the Trust Preferred Securities or other property or cash;

    - the voting rights, if any, of the Trust Preferred Securities in addition to those required by law and in the Trust Agreement, or set forth under a Guarantee (as defined below);

    - the additional payments, if any, which the Trust will pay as a distribution as necessary so that the net amounts reserved by the Trust and distributable to the holders of the Trust Preferred Securities, after all taxes, duties, assessments or governmental charges of whatever nature

         (other than withholding taxes) have been paid will not be less than the amount that would have been reserved and distributed by the Trust, and the amount the holders of the Trust Preferred Securities would have reserved, had no such taxes, duties, assessments or governmental charges been imposed;

    - the terms and conditions, if any, upon which the Debt Securities may be distributed to holders of Trust Preferred Securities; and

    - any other relative rights, powers, preferences, privileges, limitations or restrictions of the Trust Preferred Securities not inconsistent with the Trust Agreement or applicable law. All Trust Preferred Securities offered hereby will be irrevocably guaranteed by CMS Energy, on a senior or subordinated basis, as applicable, and to the extent set forth below under "The Guarantees." Any applicable federal income tax considerations applicable to any offering of the Trust Preferred Securities will be described in the prospectus supplement relating thereto. The aggregate number of Trust Preferred Securities which the Trust shall have authority to issue will be pursuant to the terms of the Trust Agreement.

                 EFFECT OF OBLIGATIONS UNDER THE DEBT SECURITIES
                               AND THE GUARANTEES

    As set forth in the Trust Agreement, the sole purpose of the Trust is to issue the Trust Securities evidencing undivided beneficial interests in the assets of each of the Trusts, and to invest the proceeds from such issuance and sale to acquire directly the Debt Securities from CMS Energy.

    As long as payments of interest and other payments are made when due on the Debt Securities, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors:

    - the aggregate principal amount of Debt Securities will be equal to the sums of the aggregate stated liquidation amount of the Trust Securities;

    - the interest rate and the interest and other payment dates on the Debt Securities will match the distribution rate and distribution and other payment dates for the Trust Securities;

    - CMS Energy shall pay all, and the Trust shall not be obligated to pay, directly or indirectly, all costs, expenses, debt and obligations of the Trust (other than with respect to the Trust Securities); and

    - the Trust Agreement further provides that CMS Energy Trustees shall not take or cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

    Payments of distributions (to the extent funds therefore are available) and other payments due on the Trust Preferred Securities (to the extent funds therefor are available) are guaranteed by CMS Energy as and to the extent set forth under "The Guarantees" below. If CMS Energy does not make interest payments on the Debt Securities purchased by the Trust, it is expected that the Trust will not have sufficient funds to pay distributions on the Trust Preferred Securities. The Guarantees do not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of distributions and other payments on the Trust Preferred Securities only if and to the extent that CMS Energy has made a payment of interest or principal on the Debt Securities held by the Trust as its sole asset. The Guarantees, when taken together with CMS Energy's obligations under the Debt Securities and the Indenture and its obligations under the Trust Agreement, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust securities), provide a full and unconditional guarantee of amounts on the Trust Preferred Securities.

    If CMS Energy fails to make interest or other payments on the Debt Securities when due (taking account of any extension period), the Trust Agreement provides a mechanism whereby the holders of the Trust Preferred Securities may direct a Property Trustee to enforce its rights under the Debt Securities. If a Property Trustee fails to enforce its rights under the Debt Securities, a holder of Trust Preferred Securities may institute a legal proceeding against CMS Energy to enforce a Property Trustee's rights under the Debt Securities without first instituting any legal proceeding against a Property Trustee or any other person or entity. Notwithstanding the foregoing, if an event of default has occurred and is continuing under the Trust Agreement, and such event is attributable to the failure of CMS Energy to pay interest or principal on the Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption on the redemption date), then a holder of Trust Preferred Securities may institute legal proceedings directly against CMS Energy to obtain payment. If CMS Energy fails to make payments under the Guarantees, the Guarantees provide a mechanism whereby the holders of the Trust Preferred Securities may direct a Guarantee Trustee to enforce its rights thereunder. Any holder of Trust Preferred Securities may institute a legal proceeding directly against CMS Energy to enforce a Guarantee Trustee's rights under a Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee, or any other person or entity.

THE GUARANTEES

    Set forth below is a summary of information concerning the Guarantees which will be executed and delivered by CMS Energy for the benefit of the holders, from time to time, of the Trust Preferred Securities. Each Guarantee will be qualified as an indenture under the Trust Indenture Act of 1939. Either The Bank of New York, or J.P. Morgan Trust Company, N.A, each an independent trustee, will act as indenture trustee under the Guarantees for the purpose of compliance with the provisions of the Trust Indenture Act of 1939. This summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Guarantees, which is filed as an exhibit to the Registration Statement of which this prospectus forms a part.

GENERAL

    CMS Energy will irrevocably agree to pay in full, on a senior or subordinated basis, as applicable, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Trust Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Trust Preferred Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to a
Guarantee: (i) any accumulated and unpaid distributions required to be paid on the Trust Preferred Securities, to the extent that the Trust has funds on hand available therefor at such time; (ii) the redemption price with respect to any Trust Preferred Securities called for redemption to the extent that the Trust has funds on hand available therefor at such time; or (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust (unless the Debt Securities are distributed to holders of the Trust Preferred Securities), the lesser of (a) the liquidation distribution, to the extent that the Trust has funds on hand available therefor at such time, and (b) the amount of assets of the Trust remaining available for distribution to holders of Trust Preferred Securities. CMS Energy's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts of CMS Energy to the holders of the Trust Preferred Securities or by causing the Trust to pay such amount to such holders.

    Such Guarantees will be irrevocable guarantees, on a senior or subordinated basis, as applicable, of the Trust's obligations under the Trust Preferred Securities, but will apply only to the extent that the Trust has funds sufficient to make such payments, and are not guarantees of collection. If CMS Energy does not make interest payments on the Debt Securities held by the Trust, the Trust will not be able to pay distributions on the Trust Preferred Securities and will not have funds legally available therefor.

    CMS Energy has, through the Guarantees, the Trust Agreements, the Senior Debentures, the Subordinated Debentures, the indentures and the Expense Agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the Trust's obligations under the Trust Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Trust Preferred Securities.

    CMS Energy has also agreed separately to irrevocably and unconditionally guarantee the obligations of the Trust with respect to the Common Securities to the same extent as the Guarantees, except that upon the occurrence and during the continuation of a Trust Agreement Event of Default, holders of Trust Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF CMS ENERGY

    CMS Energy will covenant in each Guarantee that if and so long as (i) the Trust is the holder of all the Debt Securities, (ii) a Tax Event (as defined in the Guarantee) in respect of the Trust has occurred and is continuing and (iii) CMS Energy has elected, and has not revoked such election, to pay Additional Sums (as defined in the Guarantee) in respect of the Trust Preferred Securities and Common Securities, CMS Energy will pay to the Trust such Additional Sums. CMS Energy will also covenant that it will not, and it will not cause any of its subsidiaries to (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of CMS Energy's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities (including guarantees of indebtedness for money borrowed) of CMS Energy that rank pari passu (in the case of Subordinated Debentures with or junior in the case of the Senior and Subordinated Debentures) to the Debt Securities (other than (a) any dividend, redemption, liquidation, interest, principal or guarantee payment by CMS Energy where the payment is made by way of securities (including capital stock) that rank pari passu with or junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made, (b) payments under the Guarantees, (c) purchases of CMS Energy Common Stock related to the issuance of CMS Energy Common Stock under any of CMS Energy's benefit plans for its directors, officers or employees, (d) as a result of a reclassification of CMS Energy's capital stock or the exchange or conversion of one series or class of CMS Energy's capital stock for another series or class of CMS Energy's capital stock and (e) the purchase of fractional interests in shares of CMS Energy's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged) if at such time (i) there shall have occurred any event of which CMS Energy has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute an event of default and (b) in respect of which CMS Energy shall not have taken reasonable steps to cure, (ii) CMS Energy shall be in default with respect to its payment of any obligations under the Guarantee or (iii) CMS Energy shall have given notice of its selection of an Extension Period as provided in the indentures with respect to the Debt Securities and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing. CMS Energy also will covenant to (i) for so long as Trust Preferred Securities are outstanding, not convert Debt Securities except pursuant to a notice of conversion delivered to the Conversion Agent by a holder of Trust Preferred Securities, (ii) maintain directly or indirectly 100% ownership of the Common Securities, provided that certain successors which are permitted pursuant to the indentures may succeed to CMS Energy's ownership of the Common Securities, (iii) not voluntarily terminate, wind-up or liquidate the Trust, except (a) in connection with a distribution of the Debt Securities to the holders of the Trust Preferred Securities in liquidation of the Trust or (b) in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement, (iv) maintain the reservation for issuance of the number of shares of CMS Energy Common Stock that would be required from time to time upon the conversion of all the Debt Securities then outstanding, (v) use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause the Trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes and (vi) deliver shares of CMS Energy Common Stock upon an election by the holders of the Trust Preferred Securities to convert such Trust Preferred Securities into CMS Energy Common Stock.

    As part of the Guarantees, CMS Energy will agree that it will honor all obligations described therein relating to the conversion or exchange of the Trust Preferred Securities into or for CMS Energy Common Stock, Senior Debentures or Subordinated Debentures.

AMENDMENTS AND ASSIGNMENT

    Except with respect to any changes which do not materially adversely affect the rights of holders of the Trust Preferred Securities (in which case no vote will be required), the Guarantees may not be amended without the prior approval of the holders of not less than a majority in aggregate liquidation amount of such outstanding Trust Preferred Securities. All guarantees and agreements contained in the Guarantees shall bind the successors, assigns, receivers, trustees and representatives of CMS Energy and shall inure to the benefit of the holders of the Trust Preferred Securities then outstanding.

TERMINATION OF THE GUARANTEES

    The Guarantees will terminate and be of no further force and effect upon full payment of the redemption price of the Trust Preferred Securities, upon full payment of the amounts payable upon liquidation of the Trust, upon the distribution, if any, of CMS Energy Common Stock to the holders of Trust Preferred Securities in respect of the conversion of all such holders' Trust Preferred Securities into CMS Energy Common Stock or upon distribution of the

Debt Securities to the holders of the Trust Preferred Securities in exchange for all of the Trust Preferred Securities. The Guarantees will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Trust Preferred Securities must restore payment of any sums paid under such Trust Preferred Securities or the Guarantees.

EVENTS OF DEFAULT

    An event of default under a Guarantee will occur upon the failure of CMS Energy to perform any of its payment or other obligations thereunder. The holders of a majority in aggregate liquidation amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to a Guarantee Trustee in respect of a Guarantee or to direct the exercise of any trust or power conferred upon a Guarantee Trustee under the Guarantees.

    If a Guarantee Trustee fails to enforce a Guarantee, any holder of the Trust Preferred Securities may institute a legal proceeding directly against CMS Energy to enforce its rights under such Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. In addition, any record holder of Trust Preferred Securities shall have the right, which is absolute and unconditional, to proceed directly against CMS Energy to obtain Guarantee Payments, without first waiting to determine if the Guarantee Trustee has enforced a Guarantee or instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. CMS Energy has waived any right or remedy to require that any action be brought just against the Trust, or any other person or entity before proceeding directly against CMS Energy.

    CMS Energy, as guarantor, is required to file annually with each Guarantee Trustee a certificate as to whether or not CMS Energy is in compliance with all the conditions and covenants applicable to it under the Guarantees.

STATUS OF THE GUARANTEES

    The Guarantees will constitute unsecured obligations of CMS Energy and will rank equal to or subordinate and junior in right of payment to all other liabilities of CMS Energy, as applicable. The Guarantees will rank pari passu with or senior to, as applicable, any guarantee now or hereafter entered into by CMS Energy in respect of any preferred or preference stock of any affiliate of CMS Energy.

    The Guarantees will constitute a guarantee of payment and not of collection which means that the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity. The Guarantees will be held for the benefit of the holders of the Trust Preferred Securities. The Guarantees will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution of the Debt Securities to the holders of the Trust Preferred Securities. The Guarantees do not place a limitation on the amount of additional indebtedness that may be incurred by CMS Energy or any of its subsidiaries.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

    CMS Energy may issue Stock Purchase Contracts, representing contracts obligating holders to purchase from CMS Energy, and CMS Energy to sell to the holders, a specified number of shares of CMS Energy Common Stock at a future date or dates. The price per share of CMS Energy Common Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as part of Stock Purchase Units consisting of a Stock Purchase Contract and Senior Debentures, Subordinated Debentures, Trust Preferred Securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase the Common Stock under the Stock Purchase Contracts. The Stock Purchase Contracts may require CMS Energy to make periodic payments to the holders of the Stock Purchase Units or visa versa, and such payments may be unsecured or refunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner.

    The applicable prospectus supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the Stock Purchase Contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to such Stock Purchase Contracts or Stock Purchase Units.

                              PLAN OF DISTRIBUTION

    CMS Energy and/or the Trusts may sell the Offered Securities: (i) through the solicitation of proposals of underwriters or dealers to purchase the Offered Securities; (ii) through underwriters or dealers on a negotiated basis; (iii) directly to a limited number of purchasers or to a single purchaser; or (iv) through agents. The prospectus supplement with respect to any Offered Securities will set forth the terms of such offering, including the name or names of any underwriters, dealers or agents; the purchase price of the Offered Securities and the proceeds to CMS Energy and/or the Trust from such sale; any underwriting discounts and commissions and other items constituting underwriters' compensation; any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such Offered Securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Offered Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of Offered Securities will be named in the prospectus supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such prospectus supplement. Unless otherwise set forth in the prospectus supplement relating thereto, the obligations of the underwriters to purchase the Offered Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Offered Securities if any are purchased.

    CMS Energy and/or the Trusts may sell Offered Securities to dealers as principals. The dealers may then resell such Offered Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating thereto.

    The Offered Securities may be sold directly by CMS Energy and/or the Trusts to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the prospectus supplement relating thereto.

    The CMS Energy Common Stock may be offered other than through the facilities of a national securities exchange and other than to or through a market maker other than on an exchange.

    Agents, dealers and underwriters may be entitled under agreements with CMS Energy and/or the Trusts to indemnification by CMS Energy and/or the Trusts against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for CMS Energy and/or the Trusts in the ordinary course of business.

    The Offered Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for CMS Energy and/or the Trusts. Any remarketing firm will be identified and the terms of its agreement, if any, with its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the Offered Securities remarketed thereby. Remarketing firms may be entitled under agreements which may be entered into with CMS Energy and/or the Trusts to indemnification or contribution by CMS Energy and/or the Trusts against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions or perform services for CMS Energy and its subsidiaries in the ordinary course of business.

    The Offered Securities may or may not be listed on a national securities exchange. Reference is made to the prospectus supplement with regard to such matter. No assurance can be given that there will be a market for any of the Offered Securities.

    We may engage J.P. Morgan Securities Inc. ("JPMS") or Brinson Patrick Securities Corporation ("Brinson") (JPMS and Brinson collectively, the "Agents") to act as agent or principal for offerings from time to time of shares of CMS Energy Common Stock in one or more placements pursuant to the terms of a distribution agreement between us and either JPMS or Brinson. The terms of sales to or through the Agents pursuant to a distribution agreement will be set out in more detail in a prospectus supplement to this prospectus. When acting as agent, the Agents will use commercially reasonable efforts to sell the shares pursuant to the terms agreed to with us, including the number of shares to be offered in the placement and any minimum price below which sales may not be made. The Agents, in their capacity as agent or principal, could arrange for or make sales in privately negotiated transactions, at the market in the existing trading market for CMS Energy Common Stock, including sales made to or through a market maker or through an electronic communications network, or in any other manner that may be deemed to be an "at-the-market offering" as defined in Rule 415 promulgated under the Securities Act and/or any other method permitted by law.

    CMS Energy Common Stock sold through the Agents in any at-the-market offerings will be sold at prices related to the prevailing market price for such securities, and therefore exact figures regarding proceeds which will be raised or commissions to be paid are impossible to determine. We will report at least quarterly the number of shares of CMS Energy Common Stock sold to or through the Agents in at-the-market offerings, the net proceeds to us and the compensation paid by us to the Agents in connection with such sales of CMS Energy Common Stock. Pursuant to the terms of a distribution agreement with the Agents or any other distribution agreement we may enter into, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of CMS Energy Common Stock or other securities. The total number of shares that we may sell in at-the-market offerings will be disclosed in a prospectus supplement to this prospectus.

    In connection with the offering of the securities, certain underwriters and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.

    If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions, except that the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject and if securities also are being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

    Under the securities laws of some states, the securities registered by the registration statement that includes this prospectus may be sold in those states only through registered or licensed brokers or dealers. Any person participating in the distribution of the securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, and the applicable rules and regulations of the SEC, including, among others, Regulation M noted above, which may limit the timing of purchases and sales of any of the securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the securities. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

    We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

                                 LEGAL OPINIONS

    Opinions as to the legality of certain of the Offered Securities will be rendered for CMS Energy by Robert C. Shrosbree, Esq., Assistant General Counsel for CMS Energy. Certain matters of Delaware law relating to the validity of the Trust Preferred Securities will be passed upon on behalf of the Trusts by Skadden, Arps, Slate, Meagher & Flom LLP, special Delaware counsel to the Trusts. Certain United States Federal income taxation matters may be passed upon for CMS Energy and the Trust by either Theodore Vogel, tax counsel for CMS Energy, or by special tax counsel to CMS Energy and of the Trust, who will be named in the prospectus supplement. Certain legal matters with respect to Offered Securities will be passed upon by counsel for any underwriters, dealers or agents, each of whom will be named in the related prospectus supplement.

                                     EXPERTS

    The consolidated financial statements and schedule of CMS Energy appearing in its Annual Report (Form 10-K/A) for the year ended December 31, 2003, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference which are based in part on the reports of Price Waterhouse, independent accountants, for Jorf Lasfar and the reports of PricewaterhouseCoopers LLP, independent registered public accounting firm, for 2003 and 2002 and Arthur Andersen LLP, independent accountants, (who have ceased operations) for 2001 for the MCV Partnership. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

    The financial statements of Emirates CMS Power Company PJSC appearing in CMS's Annual Report (Form 10-K/A) for the year ended December 31, 2003, have been audited by Ernst & Young, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

    The financial statements of Jorf Lasfar as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003 incorporated by reference in this prospectus and registration statement have been so included in reliance on the report of Price Waterhouse, independent accountants for Jorf Lasfar, given on the authority of said firm as experts in auditing and accounting.

    The consolidated financial statements of the MCV Partnership as of and for the years ended December 31, 2003 and 2002 incorporated by reference in this prospectus and registration statement have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

    The audited consolidated financial statements of the MCV Partnership for the year ended December 31, 2001, incorporated by reference in this prospectus and registration statement, have been audited by Arthur Andersen LLP, independent accountants. Arthur Andersen LLP has not consented to the inclusion of their report on the financial statements of the MCV Partnership for the year ended December 31, 2001 in this prospectus, and we have dispensed with the requirement to file their consent in reliance upon Rule 437a of the Securities Act of 1933. Because Arthur Andersen LLP has not consented to the incorporation by reference of their report in this prospectus, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act of 1933 for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.                            OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the expenses to be incurred by CMS Energy in connection with the issuance of and distribution of the securities being registered.

                                     AMOUNT

    Filing fee-- Securities and Exchange Commission.....................................      $    528,000
    *Listing on New York Stock Exchange.................................................            75,000
    *Trustees expenses..................................................................            25,000
    *Printing and Engraving.............................................................           200,000
    *Services of counsel................................................................            50,000
    *Services of independent registered public accounting firms.........................            50,000
    *Rating Agency Fees, Collateral Agent's and Purchase................................           150,000
    *Blue Sky fees and expenses.........................................................            20,000
    *Miscellaneous......................................................................            18,000
                                                                                              ------------
         Total                                                                                $  1,116,000
                                                                                              ============

-------------------------
*   Estimated

ITEM 15.                         INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The following resolution was adopted by the Board of Directors of CMS Energy on May 6, 1987:

    RESOLVED: That effective March 1, 1987 the Corporation shall indemnify to the full extent permitted by law every person (including the estate, heirs and legal representatives of such person in the event of the decease, incompetency, insolvency or bankruptcy of such person) who is or was a director, officer, partner, trustee, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all liability, costs, expenses, including attorneys' fees, judgments, penalties, fines and amounts paid in settlement, incurred by or imposed upon the person in connection with or resulting from any claim or any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative, investigative or of whatever nature, arising from the person's service or capacity as, or by reason of the fact that the person is or was, a director, officer, partner, trustee, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such right of indemnification shall not be deemed exclusive of any other rights to which the person may be entitled under statute, bylaw, agreement, vote of shareholders or otherwise.

    CMS Energy's Bylaws provide:

    The Corporation may purchase and maintain liability insurance, to the full extent permitted by law, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity.

    Article VIII of CMS Energy's Articles of Incorporation provides:

    A director shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of duty as a director except (i) for a breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for a violation of
Section 551 (I) of the Michigan Business Corporation Act, and (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this
Article VIII, and no modification to its provisions by law, shall apply to, or have any effect upon, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal or modification.

    Article IX of CMS Energy's Articles of Incorporation provides:

    Each director and each officer of the Corporation shall be indemnified by the Corporation to the fullest extent permitted by law against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the defense of any proceeding in which he or she was or is a party or is threatened to be made a party by reason of being or having been a director or an officer of the Corporation. Such right of indemnification is not exclusive of any other rights to which such director or officer may be entitled under any now or thereafter existing statute, any other provision of these Articles, bylaw, agreement, vote of shareholders or otherwise. If the Business Corporation Act of the State of Michigan is amended after approval by the shareholders of this
Article IX to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Business Corporation Act of the State of Michigan, as so amended. Any repeal or modification of this Article IX by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

    Sections 561 through 571 of the Michigan Business Corporation Act provide CMS Energy with the power to indemnify directors, officers, employees and agents against certain expenses and payments, and to purchase and maintain insurance on behalf of directors, officers, employees and agents.

    Officers and directors and Administrative Trustees of the Trust are covered within specified monetary limits by insurance against certain losses arising from claims made by reason of their being directors or officers of CMS Energy or of CMS Energy's subsidiaries and CMS Energy's officers and directors are indemnified against such losses by reason of their being or having been directors of officers or another corporation, partnership, joint venture, trust or other enterprise at CMS Energy's request. In addition, CMS Energy has indemnified each of its present directors by contracts that contain affirmative provisions essentially similar to those in sections 561 through 571 of the Michigan Business Corporation Act cited above.

    The Trust Agreement of the Trust provides that to the fullest extent permitted by applicable law, the Trust shall indemnify and hold harmless each of the Trustees, any Affiliate of the Trustees, any officer, director, shareholder, employee, representative or agent of any Trustee and any employee or agent of the Trust or its Affiliates (each a "Indemnified Person"), from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such Indemnified Person by reason the creation, operation or termination of the Trust or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by the Trust Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence or willful misconduct with respect to such acts or omissions.

ITEM 16.                                      EXHIBITS

EXHIBIT NO.                                          DESCRIPTION
-----------                                          -----------

*(1)(a)        --          Form of Underwriting Agreement with respect to the
                           Offered Securities (other than the Trust Preferred
                           Securities).

*(1)(b)        --          Form of Underwriting Agreement with respect to the
                           Trust Preferred Securities.

*(1)(c)        --          Form of Sales Agreement between RCG Equity Finance, a
                           division of Ramius Securities, LLC and CMS Energy
                           Corporation.

*(4)(a)        --          Indenture dated as of September 15, 1992 between CMS
                           Energy Corporation and NBD Bank, as Trustee.
                           (Designated in CMS Energy's Form S-3 Registration
                           Statement filed May 1, 1992, File No. 33-47629, as
                           Exhibit (4)(a).)

* Fourth Supplemental Indenture dated as of September 26, 1997 between CMS Energy Corporation and NBD Bank, as Trustee. (Designated in CMS Energy's Form S-3 Registration Statement filed October 6, 1997, File No. 333-37241, as Exhibit (4)(a).)

* Sixth Supplemental Indenture dated as of January 13, 1998 between CMS Energy Corporation and NBD Bank, as Trustee (Designated in CMS Energy's Form 10-K for the year ended December 31, 1997, File No. 1-9513, as Exhibit (4)(a)).)

* Seventh Supplemental Indenture dated January 25, 1999 between CMS Energy Corporation and NBD Bank, as Trustee (Designated in CMS Energy's Form 10-K for the year ended December 31,1998, File No. 1-9513, as
                           Exhibit 4(d)(i).)

* Tenth Supplemental Indenture dated as of October 12, 2000 between CMS Energy Corporation and Bank One Trust Company, National Association as Trustee (Designated in CMS Energy's Form S-3MEF, filed October 19, 2000, File No. 333-48276, as Exhibit
                           (4).)

* Eleventh Supplemental Indenture dated as of March 29, 2001 between CMS Energy Corporation and Bank One Trust Company National Association as Trustee. (Designated in CMS Energy's Form S-8, filed April 11, 2001, File No. 333-58686 as Exhibit (4)(a).) Twelfth Supplemental Indenture dated as of July 2, 2001 between CMS Energy Corporation and Bank One Trust Company, N.A. as Trustee.

* Twelfth Supplemental Indenture dated as of July 2, 2001 between CMS Energy Corporation and Bank One Trust Company, N.A. (Designated in Form POS AM filed August 8, 2001, File No.1-9513, Exhibit 4(a).)

* Thirteenth Supplemental Indenture dated as of July 16, 2003 between CMS Energy Corporation and Bank One Trust Company, N.A. (Designated in CMS Energy's Form 10-K for the fiscal year ended December 31, 2003, File No.1-9513, Exhibit 4(e)(i).)

* Fourteenth Supplemental Indenture dated as of July 17, 2003 between CMS Energy Corporation and Bank One Trust Company, N.A. (Designated in CMS Energy's Form 10-K for the fiscal year ended December 31, 2003, File No.1-9513, Exhibit 4(e)(ii).)

EXHIBIT NO.                         DESCRIPTION
-----------                         -----------

*(4)(b)        --          Indenture dated as of January 15, 1994 between CMS
                           Energy and JPMorgan Chase Bank (formerly known as
                           "The Chase Manhattan Bank"), as Trustee. (Designated in CMS Energy's Form 8-K dated March 29, 1994, File
                           No. 1-9513, as Exhibit (4)(a).)

* First Supplemental Indenture dated as of January 20, 1994 between CMS Energy and JPMorgan Chase Bank (formerly known as "The Chase Manhattan Bank"), as Trustee. (Designated in CMS Energy's Form 8-K dated March 29, 1994, File No. 1-9513, as Exhibit (4)(b).)

* Second Supplemental Indenture dated as of March 19, 1996 between CMS Energy Corporation and JPMorgan Chase Bank (formerly known as "The Chase Manhattan Bank"), as Trustee. (Designated in CMS Energy's Form 10-Q for the quarter ended March 31, 1996, File No. 1-9513, as Exhibit (4).)

* Third Supplemental Indenture dated as of March 17, 1997 between CMS Energy Corporation and JPMorgan Chase Bank (formerly known as "The Chase Manhattan Bank"), as Trustee. (Designated in CMS Energy's Form 8-K dated May 1, 1997, File No. 1-9513, as Exhibit
                           (4).)

* Fourth Supplemental Indenture dated as of September 17, 1997 between CMS Energy Corporation and JPMorgan Chase Bank (formerly known as "The Chase Manhattan Bank"), as Trustee. (Designated in CMS Energy's Form S-3 Registration Statement filed September 22, 1997, File No. 333-36115, as Exhibit (4)(d).)

* Fifth Supplemental Indenture dated as of August 26, 1998 between CMS Energy Corporation and JPMorgan Chase Bank (formerly known as "The Chase Manhattan Bank"), as Trustee. (Designated in CMS Energy's Form S-4 Registration Statement filed September 10, 1998, File No. 333-63229, as Exhibit (4)(c).)

* Sixth Supplemental Indenture dated as of November 9, 2000 between CMS Energy Corporation and JPMorgan Chase Bank (formerly known as "The Chase Manhattan Bank"), as Trustee. (Designated in CMS Energy's Form 10-Q for the quarter ended September 30, 2000, File No. 1-9513, as Exhibit (4).)

* Form of Seventh Supplemental Indenture (Designated in CMS Energy's Form S-3, filed December 12, 2001, File No. 333-749058, as Exhibit 1).

*(4)(c)        --          Not applicable.

*(4)(d)        --          Subordinated Debt Indenture between CMS Energy and
                           The Bank of New York, as Trustee. (Designated in CMS
                           Energy's Form 8-K dated June 1, 1997, File No.
                           1-9513, as Exhibit (4)(a).)

* First Supplemental Indenture between CMS Energy and the Bank of New York, as Trustee. (Designated in CMS Energy's Form 8-K dated July 1, 1997, File No. 1-9513, as Exhibit (4)(b).)

* Fourth Supplemental Indenture between CMS Energy and the Bank of New York, as Trustee. (Designated in CMS Energy's Form S-3 Registration Statement filed September 11, 2000, File No. 333-45556 as Exhibit
                           (4)(e).)

*(4)(e)        --          Form of Supplemental Indenture to be used With the
                           Subordinated Debentures issued in connection with the Trust Preferred Securities. (Designated in CMS
                           Energy's Amendment No. 1 to Form S-3 Registration
                           Statement filed June 13, 1997, File No. 333-27849, as
                           Exhibit (4)(f).)

EXHIBIT NO.                         DESCRIPTION
-----------                         -----------

*(4)(f)        --          Certificate of Trust of CMS Energy Trust IV.

*(4)(g)        --          Form of Amended and Restated Trust Agreement of CMS
                           Energy Trust IV.

*(4)(h)        --          Certificate of Trust of Energy Trust V.

*(4)(i)        --          Form of Amended and Restated Trust Agreement of CMS
                           Energy Trust V.

*(4)(j)        --          Form of Subordinated Debenture (included in (4)(d).)

*(4)(k)        --          Form of Trust Preferred Security (included in
                           (4)(g).)

*(4)(l)        --          Form of Trust Preferred Securities Guarantee
                           Agreement of CMS Energy Trust IV.

*(4)(m)        --          Form of Trust Preferred Securities Guarantee
                           Agreement of CMS Trust V.

*(4)(n)        --          Form of Purchase Contract Agreement between CMS
                           Energy and the Purchase Contract Agent (including as
                           Exhibit A the form of the Security Certificate
                           )(Designated in CMS Energy's Form S-3A Registration
                           Statement, filed June 13, 1997, File No. 333-27849, as Exhibit 4(o).)

*(4)(o)        --          Form of Senior Debenture (included in (4) (a)).

**(4)(p)       --          Form of Supplemental Indenture to be used With the
                           Senior Debentures issued in Connection with the Trust
                           Preferred Securities.

*(4)(q)        --          Form of Purchase Agreement with respect sells
                           directly to purchasers or institutional investors.

*(4)(r)        --          Certificate of Designation of 4.50% Cumulative
                           Convertible Preferred Stock dated as of December 2,
                           2003 (Designated in CMS Energy's Form 10-K for the fiscal year ended December 31, 2003, File No. 1-9513, as Exhibit 4(i)).

*(4)(s)        --          Registration Rights Agreement dated as of July 16,
                           2003 between CMS Energy and the Initial Purchasers, all as defined therein. (Designated in CMS Energy's
                           Form 10-K for the fiscal year December 31, 2003, File
                           No. 1-9513, as Exhibit 4(j)).

*(4)(t)        --          Registration Rights Agreement dated as of July 17,
                           2003 between CMS Energy and the Initial Purchasers, all as defined therein. (Designated in CMS Energy's
                           Form 10-K for the fiscal year ended December 31, 2003, File No. 1-9513, as Exhibit 4(k)).

*(4)(u)        --          Registration Rights Agreement dated as of December
                           5, 2003 between CMS Energy and the Initial
                           Purchasers, all as defined therein. (Designated in CMS Energy's Form 10-K for the fiscal year ended
                           December 31, 2003, File No. 1-9513, as Exhibit 4(l)).

*(4)(v)        --          $300 million Fifth Amended and Restated Credit
                           Agreement dated as of August 3, 2004 among CMS
                           Energy, CMS Enterprises, the Banks, and the
                           Administrative Agent and Collection Agent, all defined therein. (Designated in CMS Energy's
                           Pre-Effective Amendment No. 1 to Form S-4 File No.
                           333-13356, as Exhibit 4(m)).

EXHIBIT NO.                         DESCRIPTION
-----------                         -----------

*(4)(w)        --          Pledge and Security Agreement dated as of July 12,
                           2002 among CMS Energy, Grantors and the Collateral
                           Agent, all as defined therein (Form 8-K filed July
                           30, 2002). (Designated in CMS Energy's Form 10-K for the fiscal year ended December 31, 2003, File No.
                           1-9513, as Exhibit 4(n)).

*(4)(x)        --          Third Amended and Restated Pledge and Security
                           Agreement dated as of December 8, 2003 among CMS
                           Energy and the Collateral Agent, as defined therein.
                           (Designated in CMS Energy's Form 10-K for the fiscal year ended December 31, 2003, File No. 1-9513, As
                           Exhibit 4(o)).

*(4)(y)        --          Amended and Restated Guaranty dated as of December
                           8, 2003 by the Guarantor in favor of the Lenders, all as defined therein. (Designated in CMS Energy's Form
                           10-K for the fiscal year ended December 31, 2003, File No. 1-9513, as Exhibit 4(p)).

*(5)(a)        --          Opinion of Michael D. Van Hemert, Assistant General
                           Counsel for CMS Energy.

*(5)(b)        --          Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
                           regarding the legality of the Trust Preferred
                           Securities.

(12)           --          Statement re computation of ratios of earnings to
                           fixed charges and Ratio of Earnings to Fixed Charges and Preferred Securities Dividends and Distributions.

*(23)(a)       --          Consent of Michael D. Van Hemert, Assistant General
                           for CMS Energy (included in Exhibit (5)(a) above).

*(23)(b)       --          Consent of Skadden, Arps, Slate, Meagher & Flom LLP
                           (included in Exhibit (5)(b) above).

(23)(c)        --          Consent of Ernst & Young LLP

(23)(d)        --          Consent of PriceWaterhouseCoopers LLP

(23)(e)        --          Consent of Price Waterhouse

(23)(f)        --          Consent of Ernst & Young

(24)           --          Powers of Attorney.

(25)(a)        --          Statement of Eligibility and Qualification of The
                           Bank of New York (Trustee under the Subordinated Debt
                           Indenture).

(25)(b)        --          Statement of Eligibility of Property Trustee of CMS
                           Energy Trust IV.

(25)(c)        --          Statement of Eligibility of the Trust Preferred
                           Security Guarantee Trustee of CMS Energy Trust IV.

(25)(d)        --          Statement of Eligibility of Property Trustee of CMS
                           Energy Trust V.

(25)(e)        --          Statement of Eligibility of the Trust Preferred
                           Security Guarantee Trustee of CMS Energy Trust V.

(25)(f)        --          Statement of Eligibility and Qualification of J.P.
                           Morgan Trust Company, N.A (Trustee under the Senior
                           Debt Indenture).
----------------

*        Previously filed

**       To be filed

         Exhibits listed above which have been filed with the Securities and Exchange Commission are incorporated herein by reference with the same effect as if filed with this Registration Statement.

ITEM 17.          UNDERTAKINGS.

    The undersigned registrants hereby undertake:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that (i) and (ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that as claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and be governed by the final adjudication of such issue.

         (6) That (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, and State of Michigan, on the 7th day of September, 2004.

                                       CMS ENERGY CORPORATION

                                       By:   /s/   Thomas J. Webb
                                          --------------------------
                                             Thomas J. Webb
                                             Executive Vice President and
                                             Chief Financial Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the 7th day of September 2004.


NAME                                                          TITLE
----                                                          -----
(i)   PRINCIPAL EXECUTIVE OFFICER:


      /s/  Kenneth Whipple                                    Chairman of the Board
------------------------------------
            Kenneth Whipple                                   and Chief Executive Officer


(ii)  PRINCIPAL FINANCIAL OFFICER:


      /s/  Thomas J. Webb                                     Executive Vice President and
---------------------------------
             Thomas J. Webb                                   Chief  Financial Officer

(iii) CONTROLLER OR PRINCIPAL ACCOUNTING OFFICER


      /s/  Glenn P. Barba                                     Vice President, Controller and Chief
------------------------------------
            Glenn P. Barba                                    Accounting Officer


                 *
-----------------------------------------------------
       (Merribel S. Ayers)                                    Director


                 *
-----------------------------------------------------
           (Earl D. Holton)                                   Director


                 *
-----------------------------------------------------
          (David W. Joos)                                     Director



                 *
-----------------------------------------------------
      (Michael T. Monahan)                                    Director




                 *
-----------------------------------------------------
      (Joseph F. Paquette, Jr.)                               Director


                 *
-----------------------------------------------------
        (William U. Parfet)                                   Director


                 *
-----------------------------------------------------
            (Percy A. Pierre)                                 Director


                 *
-----------------------------------------------------
        (S. Kinnie Smith, Jr.)                                Director


                 *
-----------------------------------------------------
         (Kenneth L. Way)                                     Director


                 *
-----------------------------------------------------
           (Kenneth Whipple)                                  Director


                 *
-----------------------------------------------------
         (John B. Yasinsky)                                   Director



*By:       /s/ Thomas J. Webb
    --------------------------------
      Thomas J. Webb
      Attorney in-fact

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, CMS Energy Trust IV certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on the 7th day of September, 2004.

                                  CMS ENERGY TRUST IV

                                  By:      /s/      MICHAEL D. VANHEMERT
                                     -----------------------------------------
                                           Michael D. VanHemert, Trustee

                                  By:      /s/      LAURA M. MOUNTCASTLE
                                     -----------------------------------------
                                          Laura M. Mountcastle, Trustee

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, CMS Energy Trust V certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on the 7th day of September, 2004.

                                    CMS ENERGY TRUST V

                                    By:      /s/      MICHAEL D. VANHEMERT
                                       -----------------------------------------
                                            Michael D. VanHemert, Trustee

                                    By:      /s/      LAURA M. MOUNTCASTLE
                                       -----------------------------------------
                                             Laura M. Mountcastle, Trustee

                                  EXHIBIT INDEX

EXHIBIT NO.                         DESCRIPTION
-----------                         -----------

*(1)(a)        --          Form of Underwriting Agreement with respect to the
                           Offered Securities (other than the Trust Preferred
                           Securities).

*(1)(b)        --          Form of Underwriting Agreement with respect to the
                           Trust Preferred Securities.

*(1)(c) Form of Sales Agreement between RCG Equity Finance, a division of Ramius Securities, LLC and CMS Energy Corporation.

*(4)(a)        --          Indenture dated as of September 15, 1992 between CMS
                           Energy Corporation and NBD Bank, as Trustee.
                           (Designated in CMS Energy's Form S-3 Registration
                           Statement filed May 1, 1992, File No. 33-47629, as
                           Exhibit (4)(a).)

* Fourth Supplemental Indenture dated as of September 26, 1997 between CMS Energy Corporation and NBD Bank, as Trustee. (Designated in CMS Energy's Form S-3 Registration Statement filed October 6, 1997, File No. 33-37241, as Exhibit (4)(a).)

* Sixth Supplemental Indenture dated as of January 13, 1998 between CMS Energy Corporation and NBD Bank, as Trustee (Designated in CMS Energy's Form 10-K for the year ended December 31, 1997, File No. 1-9513, as Exhibit (4)(a)).)

* Seventh Supplemental Indenture dated January 25, 1999 between CMS Energy Corporation and NBD Bank, as Trustee (Designated in CMS Energy's Form 10-K for the year ended December 31,1998, File No. 1-9513, as
                           Exhibit 4(d)(i).)

* Tenth Supplemental Indenture dated as of October 12, 2000 between CMS Energy Corporation and Bank One Trust Company, National Association as Trustee (Designated in CMS Energy's Form S-3MEF, filed October 19, 2000, File No. 333-48276, as Exhibit
                           (4).)

* Eleventh Supplemental Indenture dated as of March 29, 2001 between CMS Energy Corporation and Bank One Trust Company National Association as Trustee. (Designated in CMS Energy's Form S-8, filed April 11, 2001, File No. 333-58686 as Exhibit (4)(a).) Twelfth Supplemental Indenture dated as of July 2, 2001 between CMS Energy Corporation and Bank One Trust Company, N.A. as Trustee.

* Twelfth Supplemental Indenture dated as of July 2, 2001 between CMS Energy Corporation and Bank One Trust Company, N.A. (Designated in Form POS AM filed August 8, 2001, File No.1-9513, Exhibit 4(a).)

* Thirteenth Supplemental Indenture dated as of July 16, 2003 between CMS Energy Corporation and Bank One Trust Company, N.A. (Designated in CMS Energy's Form 10-K for the fiscal year ended December 31, 2003, File No.1-9513, Exhibit 4(e)(i).)

* Fourteenth Supplemental Indenture dated as of July 17, 2003 between CMS Energy Corporation and Bank One Trust Company, N.A. (Designated in CMS Energy's Form 10-K for the fiscal year ended December 31, 2003, File No.1-9513, Exhibit 4(e)(ii).)

EXHIBIT NO.                         DESCRIPTION
-----------                         -----------

*(4)(b)        --          Indenture dated as of January 15, 1994 between CMS
                           Energy and JPMorgan Chase Bank (formerly known as
                           "The Chase Manhattan Bank"), as Trustee. (Designated in CMS Energy's Form 8-K dated March 29, 1994, File
                           No. 1-9513, as Exhibit (4)(a).)

* First Supplemental Indenture dated as of January 20, 1994 between CMS Energy and JPMorgan Chase Bank (formerly known as "The Chase Manhattan Bank"), as Trustee. (Designated in CMS Energy's Form 8-K dated March 29, 1994, File No. 1-9513, as Exhibit (4)(b).)

* Second Supplemental Indenture dated as of March 19, 1996 between CMS Energy Corporation and JPMorgan Chase Bank (formerly known as "The Chase Manhattan Bank"), as Trustee. (Designated in CMS Energy's Form 10-Q for the quarter ended March 31, 1996, File No. 1-9513, as Exhibit (4).)

* Third Supplemental Indenture dated as of March 17, 1997 between CMS Energy Corporation and JPMorgan Chase Bank (formerly known as "The Chase Manhattan Bank"), as Trustee. (Designated in CMS Energy's Form 8-K dated May 1, 1997, File No. 1-9513, as Exhibit
                           (4).)

* Fourth Supplemental Indenture dated as of September 17, 1997 between CMS Energy Corporation and JPMorgan Chase Bank (formerly known as "The Chase Manhattan Bank"), as Trustee. (Designated in CMS Energy's Form S-3 Registration Statement filed September 22, 1997, File No. 333-36115, as Exhibit (4)(d).)

* Fifth Supplemental Indenture dated as of August 26, 1998 between CMS Energy Corporation and JPMorgan Chase Bank (formerly known as "The Chase Manhattan Bank"), as Trustee. (Designated in CMS Energy's Form S-4 Registration Statement filed September 10, 1998, File No. 333-63229, as Exhibit (4)(c).)

* Sixth Supplemental Indenture dated as of November 9, 2000 between CMS Energy Corporation and JPMorgan Chase Bank (formerly known as "The Chase Manhattan Bank"), as Trustee. (Designated in CMS Energy's Form 10-Q for the quarter ended September 30, 2000, File No. 1-9513, as Exhibit (4).)

* Form of Seventh Supplemental Indenture (Designated in CMS Energy's Form S-3, filed December 12, 2001, File No. 333-749058, as Exhibit 1).

*(4)(c)        --          Not applicable.

*(4)(d)        --          Subordinated Debt Indenture between CMS Energy and
                           The Bank of New York, as Trustee. (Designated in CMS
                           Energy's Form 8-K dated June 1, 1997, File No.
                           1-9513, as Exhibit (4)(a).)

* First Supplemental Indenture between CMS Energy and the Bank of New York, as Trustee. (Designated in CMS Energy's Form 8-K dated July 1, 1997, File No. 1-9513, as Exhibit (4)(b).)

* Fourth Supplemental Indenture between CMS Energy and the Bank of New York, as Trustee. (Designated in CMS Energy's Form S-3 Registration Statement filed September 11, 2000, File No. 333-45556 as Exhibit
                           (4)(e).)

*(4)(e)        --          Form of Supplemental Indenture to be used With the
                           Subordinated Debentures issued in connection with the Trust Preferred Securities. (Designated in CMS
                           Energy's Amendment No. 1 to Form S-3 Registration
                           Statement filed June 13, 1997, File No. 333-27849, as
                           Exhibit (4)(f).)

EXHIBIT NO.                         DESCRIPTION
-----------                         -----------

*(4)(f)        --          Certificate of Trust of CMS Energy Trust IV.

*(4)(g)        --          Form of Amended and Restated Trust Agreement of CMS
                           Energy Trust IV.

*(4)(h)        --          Certificate of Trust of Energy Trust V.

*(4)(i)        --          Form of Amended and Restated Trust Agreement of CMS
                           Energy Trust V.

*(4)(j)        --          Form of Subordinated Debenture (included in (4)(d).)

*(4)(k)        --          Form of Trust Preferred Security (included in
                           (4)(g).)

*(4)(l)        --          Form of Trust Preferred Securities Guarantee
                           Agreement of CMS Energy Trust IV.

*(4)(m)        --          Form of Trust Preferred Securities Guarantee
                           Agreement of CMS Trust V.

*(4)(n)        --          Form of Purchase Contract Agreement between CMS
                           Energy and the Purchase Contract Agent (including as
                           Exhibit A the form of the Security Certificate
                           )(Designated in CMS Energy's Form S-3A Registration
                           Statement, filed June 13, 1997, File No. 333-27849, as Exhibit 4(o).)

*(4)(o)        --          Form of Senior Debenture (included in (4) (a)).

**(4)(p)       --          Form of Supplemental Indenture to be used With the
                           Senior Debentures issued in Connection with the Trust
                           Preferred Securities.

*(4)(q)        --          Form of Purchase Agreement with respect sells
                           directly to purchasers or institutional investors.

*(4)(r)        --          Certificate of Designation of 4.50% Cumulative
                           Convertible Preferred Stock dated as of December 2,
                           2003 (Designated in CMS Energy's Form 10-K for the fiscal year ended December 31, 2003, File No. 1-9513, as Exhibit 4(i)).

*(4)(s)        --          Registration Rights Agreement dated as of July 16,
                           2003 between CMS Energy and the Initial Purchasers, all as defined therein. (Designated in CMS Energy's
                           Form 10-K for the fiscal year December 31, 2003, File
                           No. 1-9513, as Exhibit 4(j)).

*(4)(t)        --          Registration Rights Agreement dated as of July 17,
                           2003 between CMS Energy and the Initial Purchasers, all as defined therein. (Designated in CMS Energy's
                           Form 10-K for the fiscal year ended December 31, 2003, File No. 1-9513, as Exhibit 4(k)).

*(4)(u)        --          Registration Rights Agreement dated as of December
                           5, 2003 between CMS Energy and the Initial
                           Purchasers, all as defined therein. (Designated in CMS Energy's Form 10-K for the fiscal year ended
                           December 31, 2003, File No. 1-9513, as Exhibit 4(l)).

*(4)(v)        --          $300 million Fifth Amended and Restated Credit
                           Agreement dated as of August 3, 2004 among CMS
                           Energy, CMS Enterprises, the Banks, and the
                           Administrative Agent and Collection Agent, all defined therein. (Designated in CMS Energy's
                           Pre-Effective Amendment No. 1 to Form S-4 File No.
                           333-13356, as Exhibit 4(m)).

EXHIBIT NO.                         DESCRIPTION
-----------                         -----------

*(4)(w)        --          Pledge and Security Agreement dated as of July 12,
                           2002 among CMS Energy, Grantors and the Collateral
                           Agent, all as defined therein (Form 8-K filed July
                           30, 2002). (Designated in CMS Energy's Form 10-K for the fiscal year ended December 31, 2003, File No.
                           1-9513, as Exhibit 4(n)).

*(4)(x)        --          Third Amended and Restated Pledge and Security
                           Agreement dated as of December 8, 2003 among CMS
                           Energy and the Collateral Agent, as defined therein.
                           (Designated in CMS Energy's Form 10-K for the fiscal year ended December 31, 2003, File No. 1-9513, As
                           Exhibit 4(o)).

*(4)(y)        --          Amended and Restated Guaranty dated as of December
                           8, 2003 by the Guarantor in favor of the Lenders, all as defined therein. (Designated in CMS Energy's Form
                           10-K for the fiscal year ended December 31, 2003, File No. 1-9513, as Exhibit 4(p)).

*(5)(a)        --          Opinion of Michael D. Van Hemert, Assistant General
                           Counsel for CMS Energy.

*(5)(b)        --          Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
                           regarding the legality of the Trust Preferred
                           Securities.

(12)           --          Statement re computation of ratios of earnings to
                           fixed charges and Ratio of Earnings to Fixed Charges and Preferred Securities Dividends and Distributions.

*(23)(a)       --          Consent of Michael D. Van Hemert, Assistant General
                           for CMS Energy (included in Exhibit (5)(a) above).

*(23)(b)       --          Consent of Skadden, Arps, Slate, Meagher & Flom LLP
                           (included in Exhibit (5)(b) above).

(23)(c)        --          Consent of Ernst & Young LLP

(23)(d)        --          Consent of PriceWaterhouseCoopers LLP

(23)(e)        --          Consent of Price Waterhouse

(23)(f)        --          Consent of Ernst & Young

(24)           --          Powers of Attorney.

(25)(a)        --          Statement of Eligibility and Qualification of The
                           Bank of New York (Trustee under the Subordinated Debt
                           Indenture).

(25)(b)        --          Statement of Eligibility of Property Trustee of CMS
                           Energy Trust IV.

(25)(c)        --          Statement of Eligibility of the Trust Preferred
                           Security Guarantee Trustee of CMS Energy Trust IV.

(25)(d)        --          Statement of Eligibility of Property Trustee of CMS
                           Energy Trust V.

(25)(e)        --          Statement of Eligibility of the Trust Preferred
                           Security Guarantee Trustee of CMS Energy Trust V.

(25)(f)        --          Statement of Eligibility and Qualification of J.P.
                           Morgan Trust Company, N.A (Trustee under the Senior
                           Debt Indenture).
----------------



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




*        Previously filed

**       To be filed

         Exhibits listed above which have been filed with the Securities and Exchange Commission are incorporated herein by reference with the same effect as if filed with this Registration Statement.

                                     II-17